SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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☐ Preliminary Proxy Statement                   ☐  Confidential, For Use of the Commission Only
☒ Definitive Proxy Statement                     (as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

TALON INTERNATIONAL, INC.
(Name of Registrant)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TALON INTERNATIONAL, INC.
_____________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
_____________________________________________________

TIME	11:00 a.m. Pacific Standard Time on November 19, 2010

PLACE	Marriott Warner Center 21850 Oxnard Street Woodland Hills, California 91367

ITEMS OF BUSINESS	(1) Election of a director;

(2)
To approve an amendment to the Talon International, Inc. 2008 Stock Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan from 2,500,000 to 4,810,000 shares of common stock;

(3) To approve an amendment to the Talon International, Inc. certificate of incorporation to eliminate the classification of the Board of Directors; and

(4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you were a stockholder of the Company at the close of business on October 4, 2010.

PROXY VOTING
All stockholders are cordially invited to attend the Annual Meeting in person.  However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card. If your shares are held in street name, you must obtain a proxy (a “Proxy”), executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.

Woodland Hills, California October 4, 2010	/s/ Lonnie D. Schnell Lonnie D. Schnell Chief Executive Officer

THE ATTACHED PROXY STATEMENT AND
OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
WWW.TALONZIPPERS.COM/CORPORATE/INVESTORS/

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.  IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

TALON INTERNATIONAL, INC.
21900 BURBANK BOULEVARD, SUITE 270
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT

These Proxy materials are being delivered in connection with the solicitation by the board of directors (the “Board” or the “Board of Directors”) of Talon International, Inc., a Delaware corporation (“Talon,” the “Company,” “we,” or “us”), of Proxies to be voted at our 2010 annual meeting of stockholders (the “Annual Meeting”) and at any adjournments or postponements.

You are invited to attend our Annual Meeting on November 19, 2010, beginning at 11:00 a.m. Pacific Standard Time.  The meeting will be held at Marriott Warner Center, 21850 Oxnard Street, Woodland Hills, California 91367.

Stockholders Entitled to Vote

Holders of the Company’s common stock (the “Common Stock”) and holders of the Company’s series B convertible preferred stock (the “Series B Preferred Stock”) at the close of business on October 4, 2010 are entitled to receive this notice and to vote their shares at the Annual Meeting.  Each share of Series B Preferred Stock is convertible into one hundred shares of Common Stock.  As of October 4, 2010, there were 20,291,433, shares of Common Stock and 407,160 shares of Series B Preferred Stock outstanding, for a total of 61,007,433 voting shares.  As used herein, the term “Voting Shares” shall mean, collectively, shares of Common Stock and shares of Series B Preferred Stock (on an as-converted basis into Common Stock).

Mailing of Proxy Statements

We anticipate mailing this proxy statement (the “Proxy Statement”) and the accompanying Proxy to stockholders on or about October 22, 2010.

Proxies

Your vote is important.  If your shares are registered in your name, you are a stockholder of record.  If your shares are in the name of your broker or bank, your shares are held in street name.  We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend.  All shareowners can vote by written Proxy card.  Your submitting the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person.  If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting.  If you are a share owner of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive office, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person.  All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies.  If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

Quorum

The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

Voting

Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting and, except as otherwise set forth in Item 1 of this Proxy Statement each share of Series B Preferred Stock is entitled to one hundred votes on each matter properly brought before the meeting.  Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

Election of a Director

The nominee for a Class I director receiving the highest number of votes of shares of Common Stock at the Annual Meeting will be elected.  The Series B Preferred Stock shall not be entitled to vote in the election of the Class I director at the Annual Meeting.

Amendment to the Talon International, Inc. 2008 Stock Incentive Plan

The approval of an amendment to the Talon International, Inc. 2008 Stock Incentive Plan will require the affirmative vote of a majority of the Voting Shares present or represented and entitled to vote at the Annual Meeting.  Broker non-votes will not be counted as votes cast for or against the amendment to the Talon International, Inc. 2008 Stock Incentive Plan.

Amendment to the Company’s Certificate of Incorporation

The approval of the amendment to the Company’s certificate of incorporation will require the affirmative vote of at least 66 2/3% of the outstanding Voting Shares as of the record date.

Other Matters

At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

In the event a stockholder proposal was not submitted to us prior to the date of this Proxy Statement, the enclosed Proxy will confer authority on the Proxy holders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Annual Meeting. As of the date hereof, no stockholder proposal has been submitted, and management is not aware of any other matters to be presented for action at the Annual Meeting.  However, if any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors’ nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:       ELECTION OF A DIRECTOR

Item 1 is the reelection of one member of the Board of Directors.

Fixed Number of the Board

In accordance with our certificate of incorporation, the Board of Directors is currently grouped into three classes.  At each Annual Meeting, directors constituting one class are elected, each for a three-year term.  Our bylaws presently provide that the number of directors shall not be less than two nor more than nine, with the exact number to be fixed from time to time by resolution of our Board of Directors.  In connection with that certain Recapitalization Agreement (the “Recapitalization Agreement”), dated as of July 30, 2010, by and between the Company and CVC California, LLC, a California limited liability company (“CVC”), the Board of Directors fixed the number of directors of the Board at five.

Current Members of the Board

Pursuant to the Recapitalization Agreement, on July 30, 2010, four of our former members resigned from the Board; Messrs. Mark Dyne and Lonnie D. Schnell remained on the Board, and Messrs. Michael Snyder and Mark Hughes were appointed to the Board to fill two of the vacancies caused by such resignations.  On October 3, 2010, David Ellis was appointed to the Board.  Messrs. Snyder, Hughes and Ellis were designated by CVC, as holder of the Series B Preferred Stock, for appointment to the Board.  We presently have a Board of Directors comprised of five directors, three of whom were appointed by the Series B Preferred stockholder.

In connection with the Recapitalization Agreement, the Board was reorganized so that the following directors serve in the following classes:

Name	Class	Elected By	Term Expiring
Lonnie D. Schnell	Class I	Common Stock	2010
Mark Hughes	Class II	Series B Preferred	2011
David Ellis	Class II	Series B Preferred	2011
Mark Dyne	Class III	Common Stock	2012
Michael Snyder	Class III	Series B Preferred	2012

Accordingly, under our current certificate of incorporation, the Class I director whose term expires at the Annual Meeting is Lonnie D. Schnell, our current Chief Executive Officer and Chief Financial Officer.  The Class II directors are serving terms that expire in 2011 and the Class III directors are serving terms that expire in 2012.  One Class I director will be elected at the Annual Meeting.

Election of Directors

In connection with the Recapitalization Agreement, the Company executed and filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”), pursuant to which, the Company authorized 407,160 shares of Series B Preferred Stock.

Pursuant to the Certificate of Designation, so long as the outstanding shares of Series B Preferred Stock represent 35% or more of the Company’s total outstanding voting shares, calculated on an as-converted basis into Common Stock:

•
the holders of the outstanding shares of Series B Preferred Stock, voting together as a separate class, shall have the right to elect three directors if the Board has five or fewer total members, and four directors if the Board has six or seven members (the directors elected by the Series B Preferred Stock are referred to herein as the “Series B Directors”); and

•
the holders of Common Stock together with holders of all other shares of the Company’s outstanding capital stock entitled to vote in the election of directors (other than the Series B Preferred Stock), voting together as a single class, shall have the right to elect all other directors to fill directorships not reserved for Series B Directors (the “Common Stock Directors”).

Once the outstanding shares of Series B Preferred Stock represent less than 35% of the Company’s total outstanding voting shares, calculated on an as-converted basis into Common Stock, then the entire Board will thereafter be elected by holders of the Company’s outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

At the closing of the transactions contemplated by the Recapitalization Agreement, which occurred on July 30, 2010 (the “Closing”), the Company issued all of the authorized shares of the Series B Preferred Stock to CVC (the “Series B Shares”).  Each Series B Share is convertible into one hundred shares of Common Stock, for an aggregate of 40,716,000 shares of Common Stock which, as of October 4, 2010, represents approximately 69.6% of the Company’s outstanding voting securities.  Therefore, because (i) the outstanding shares of Series B Preferred Stock represent 35% or more of the Company’s total outstanding voting shares, calculated on an as-converted basis into Common Stock, and (ii) the director whose term expires at the Annual Meeting is a Common Stock Director, the Class I director elected at the Annual Meeting shall be elected by a plurality vote, with the elected candidate being the candidate receiving the greatest number of affirmative votes of the outstanding shares of Common Stock, with votes cast against such candidate and votes withheld having no legal effect.  The Series B Preferred Stock shall not be entitled to vote in the election of the Class I director at the Annual Meeting.

Nominees

Pursuant to the Recapitalization Agreement, on July 30, 2010 the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with CVC, Lonnie D. Schnell, and Larry Dyne, the Company’s President, pursuant to which CVC agreed with the Company that in connection with any director nominees to be submitted to holders of the Common Stock for election at an annual meeting of the stockholders, a committee of the Company’s Board of Directors comprised solely of the Common Stock Directors, acting by majority vote, shall have the right to designate all of the Board’s nominees for director to be elected by holders of the Common Stock.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below.  If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Common Stock Directors to fill any vacancy.  We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The current Common Stock Directors propose the election of the following nominee as a Class I director:

Lonnie D. Schnell

If elected, Lonnie D. Schnell is expected to serve until the 2013 annual meeting of stockholders.  However, if Item 3of this Proxy Statement is approved at the Annual Meeting, Mr. Schnell will serve until the 2011 annual meeting of stockholders.

The principal occupation and certain other information about the nominee, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE LISTED ABOVE.

CHANGE IN CONTROL TRANSACTION

Immediately prior to the Closing, the Company was authorized under its certificate of incorporation, as amended, to issue 100,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, of which 250,000 shares were designated as “Series A Preferred Stock”, none of which were issued and outstanding.

In connection with the Recapitalization Agreement, the Company executed and filed with the Secretary of State of the State of Delaware the Certificate of Designation, pursuant to which the Company authorized 407,160 shares of Series B Preferred Stock.  At the Closing, the Company issued the Series B Shares to CVC.  Each Series B Share is convertible into one hundred shares of Common Stock, for an aggregate of 40,716,000 shares of Common Stock representing 51.9%, and when combined with the 1,750,000 shares of Common Stock already owned by CVC and/or its affiliates, represents 54.1% of the fully diluted number of shares of Common Stock and 69.6% of the Company’s outstanding voting securities immediately after the issuance of the Series B Shares.

The Certificate of Designation sets forth the rights, preferences, privileges and restrictions of the Series B Preferred Stock, which include the following:

•           The Series B Preferred Stock ranks senior to the Company’s Common Stock and to any other preferred stock unless such preferred stock is created and issued on a senior or pari passu basis in accordance with the Certificate of Designation.

•           The Series B Preferred Stock will accrue dividends at the rate of 16% per annum, compounded annually, which dividends however are not payable except upon a liquidation, dissolution or winding up of Talon.  Unpaid accrued dividends are not convertible into Common Stock, nor will any unpaid accrued dividends be payable on shares of Series B Preferred Stock following the conversion of such shares into Common Stock.

•           Upon the liquidation, dissolution or winding up of Talon, each Series B Share will be entitled to receive, prior to any distribution to holders of other equity securities, an amount equal to $41.033 per share plus all unpaid accrued dividends on such share (the “Liquidation Preference”), or alternatively at the option of the holders of the Series B Preferred Stock, each Series B Share may be converted into Common Stock as noted below.  Holders of Series B Preferred Stock receiving the Liquidation Preference will have their preferred shares surrendered and the shares will not convert into common stock.  Holders that elect to convert their preferred shares into common shares will not receive any Liquidation Preference.  After the Liquidation Preferences have been paid in full, any remaining amounts available for distribution shall be payable to the holders of junior securities (including Common Stock) in the applicable order of priority.  A merger, consolidation, share exchange or other reorganization resulting in a change in control of Talon, or any sale of all or substantially all of Talon’s assets, shall be deemed a liquidation and winding up of Talon for purposes of Talon’s obligation to pay the Liquidation Preference.

•           The Company has the right, at any time upon not less than thirty (30) days’ prior written notice to the holders of Series B Preferred Stock, to redeem the Series B Preferred Stock in whole (but not in part) for a price equal to the then-applicable Liquidation Preference.  The holders of Series B Preferred Stock shall have the option, exercisable at any time and from time to time commencing on July 31, 2016, to require Talon to redeem any or all of the Series B Preferred Stock held by such holders, at the then-applicable Liquidation Preference.

•           Each share of Series B Preferred Stock is convertible into one hundred shares of the Company’s Common Stock (subject to adjustment for stock splits, reverse stock split, etc.) at any time and from time to time at each holder’s option.

•           The Series B Preferred Stock will vote with the Common Stock as a single class on all matters submitted or required to be submitted to a vote of the Company’s stockholders, with each Series B Share having a number of votes equal to the number of shares of Common Stock that may be acquired upon conversion thereof as of the applicable date of determination.  Additionally, the Series B Preferred Stock shall have the right to vote as a separate class with respect to certain matters affecting the Series B Preferred Stock, including but not limited to (i) the creation or issuance of any other class or series of preferred stock, (ii) any amendments with respect to the rights, powers, preferences and limitations of the Series B Preferred Stock, (iii) paying dividends or distributions in respect of or redeem the Company’s Common Stock or any other junior securities; and (iv) certain affiliate transactions.  Any such vote shall require the affirmative vote or consent of a majority of the outstanding shares of Series B Preferred Stock.

•           Additionally, so long as the outstanding Series B Shares represent at least 35% of the voting shares of the Company, on an as-converted to Common Stock basis, (i) Talon’s Board of Directors shall consist of not more than seven members, (ii) the holders of Series B Preferred Stock shall have the right to elect three directors if the Board has five or fewer total directors, and four directors if the Board has six or seven directors, and (iii) the holders of Common Stock together with holders of all other shares of the Company’s outstanding capital stock entitled to vote in the election of directors (other than the Series B Preferred Stock), voting together as a single class, shall have the right to elect all other directors to fill directorships not reserved for directors elected by the Series B Preferred Stock.  At least two of the directors elected by holders of Series B Preferred Stock initially must be and remain at all times while serving as a director, an independent director that qualifies for service on the audit committee of a corporation with securities listed on The NASDAQ Stock Market as provided in NASDAQ Marketplace Rule 5605(c)(2) (or any successor thereto).  Once the outstanding shares of Series B Preferred Stock represent less than 35% of the Company’s voting shares on an as-converted to Common Stock basis, then the entire Board will thereafter be elected by all stockholders having voting rights, voting as a single class.

At the Closing, the Company agreed to maintain a five person Board of Directors, two directors of which would include existing directors (the “Common Stock Directors”) and three directors which would be appointed by the holders of the Series B Preferred Stock, therefore providing the holders of the Series B Preferred Stock with the right to appoint a majority of the Company’s directors.

As provided in the Certificate of Designation, the holders of the Series B Shares (presently only CVC) have the right to elect a majority of the Board so long as all of the Series B Shares represent 35% or more of the total outstanding voting shares of the Company (calculated on an as-converted basis into Common Stock).

Pursuant to the Recapitalization Agreement, on July 30, 2010, the Company entered into the Stockholders Agreement, pursuant to which:

•           Messrs. Schnell and Dyne agreed with CVC to vote their shares of Talon voting stock in favor of a merger or consolidation of Talon into or with another corporation or any share exchange, business combination or other such transaction in which Talon is a constituent party, or any sale of all or substantially all of Talon’s assets (a “Triggering Transaction”), in each case to the extent such transaction is first approved by CVC.  Messrs. Schnell and Dyne also provided CVC with an irrevocable proxy to vote their shares of Talon voting stock in favor of any such transaction.

•           CVC agreed with Talon that in connection with any director nominees to be submitted to holders of our Common Stock for election at a stockholders’ meeting, a committee of the Company’s Board of Directors comprised solely of directors then serving on the Board who were not elected or appointed by holders of Series B Preferred Stock, acting by majority vote, shall have the right to designate all of the Board’s nominees for director to be elected by holders of the Common Stock.

•           CVC agreed with Talon that in connection with any election of directors submitted to the Company’s stockholders for election at a stockholders’ meeting, CVC will attend the stockholders’ meeting, in person or by proxy, and vote (or cause to be voted) all of CVC’s shares of Talon voting stock in favor of the Board’s nominees for director.  CVC also provided Talon’s chief executive officer with an irrevocable proxy to vote its shares of Talon voting stock in favor of such nominees.

•           Messrs. Schnell and Dyne provided CVC with a right of first refusal with respect to any shares of Talon’s voting securities that Messrs. Schnell and Dyne propose to sell in a private placement transaction, and agreed to provide CVC with advance notice of their intent to sell voting securities in any public sale transaction.

•           CVC provided Messrs. Schnell and Dyne with a tag-along right, providing Messrs. Schnell and Dyne with the right to sell their shares of Talon’s voting securities in a transaction where CVC is selling its shares of Talon’s voting securities.

•           CVC agreed with Talon not to sell or otherwise transfer its shares of Talon’s voting securities, or to vote its shares of Talon’s voting securities in favor of any Triggering Transaction, at any time on or before July 31, 2011, other than in connection with a transaction that is approved by a majority of the Company’s voting shares (where, in calculating such majority, the votes attributable to CVC’s shares of Talon’s voting securities are excluded in the numerator but included in the denominator).

•           Talon provided CVC with a preemptive right, pursuant to which CVC will have the right, subject to certain exceptions set forth in the Stockholders Agreement, to acquire in a subsequent issuance of securities by Talon a number of offered securities that will allow CVC to maintain its percentage ownership of Talon’s voting securities.

•           CVC agreed with Messrs. Schnell and Dyne that in connection with a Triggering Transaction, CVC, and any other holder of Series B Shares and shares of Common Stock acquired upon conversion thereof, shall pay to each of Messrs. Schnell and Dyne a portion (beginning at 5% and increasing to 10%) of the sales proceeds payable in the Triggering Transaction to CVC or such other holder in respect of such Series B Shares or conversion shares.  Each of Messrs. Schnell and Dyne’s right to receive such portion of the sales proceeds is conditional upon the Triggering Transaction occurring (i) while he is employed by Talon or (ii) within 12 months following termination of his employment with Talon for any reason other than termination of employment for “cause” or termination of employment by Messrs. Schnell or Dyne without “good reason” (as such terms are defined in the respective employment agreements).

DIRECTORS AND EXECUTIVE OFFICERS

Prior to the consummation of the Recapitalization Agreement, the Board of Directors consisted of six directors with one Board position vacant. Effective as of the Closing, four directors resigned and Messrs. Lonnie D. Schnell and Mark Dyne remained as directors, and Messrs. Michael Snyder and Mark Hughes were appointed to the Board of Directors. On October 4, 2010 David Ellis was appointed to the Board of Directors.  There were no changes in the Company’s executive officers as a result of the Recapitalization Agreement.

In accordance with our certificate of incorporation, the Board is grouped into three classes, designated Class I, Class II and Class III.  At each annual meeting of stockholders, directors constituting one class are elected, each for a three-year term.  The Class I director’s term expires at the 2010 annual meeting, the Class II directors’ terms expire at the 2011 annual meeting, and the Class III directors’ terms expire at the 2012 annual meeting.  In connection with the Recapitalization Agreement, the Board was reorganized so that the following directors serve in the following classes:

Name	Class	Elected By	Term Expiring
Lonnie D. Schnell	Class I	Common Stock	2010
Mark Hughes	Class II	Series B Preferred	2011
David Ellis	Class II	Series B Preferred	2011
Mark Dyne	Class III	Common Stock	2012
Michael Snyder	Class III	Series B Preferred	2012

Pursuant to the Recapitalization Agreement, the Company agreed to seek stockholder approval of an amendment to our certificate of incorporation to eliminate the provisions thereof requiring a classified Board of Directors, and to promptly file such amendment after obtaining stockholder approval.  If the proposal to eliminate a classified Board in Item 3 of this Proxy Statement is approved by our stockholders, all directors then serving on the Board will have terms of one year, and all director seats will be up for election at each annual stockholders meeting.

Directors, Nominees and Executive Officers

The following table sets forth certain information with respect to directors and other executive officers of the Company as of October 4, 2010:

Name	Age	Position

Directors:
Mark Dyne (1)(2)	49	Chairman of the Board of Directors (Class III Director)
David Ellis (3)	46	Class II Director
Mark Hughes (3)	38	Class II Director
Lonnie D. Schnell (2)	61	Chief Executive Officer, Chief Financial Officer and Class I Director
Michael Snyder (3)	57	Class III Director

Other Executive Officers:
Larry Dyne (1)	38	President
James E. Reeder	52	Vice President, Corporate Controller

(1)	Mark Dyne and Larry Dyne are brothers.
(2)	Messrs. Dyne and Schnell were elected by holders of Common Stock, and the seats they occupy on the Board will be filled by a vote of the holders of Common Stock, voting as a separate class.
(3)
Messrs. Ellis, Hughes and Snyder were appointed by the sole holder of Series B Preferred Stock, and the seats they occupy on the Board will be filled by a vote of the holders of Series B Preferred Stock, voting as a separate class.

Mark Dyne has served as Chairman of the Board of Directors since 1997.  Mr. Dyne currently serves as the Chief Executive Officer and the Managing Partner of Europlay Capital Advisors, LLC, a merchant banking and advisory firm.  Mr. Dyne previously served as Chairman and Chief Executive Officer of Sega Gaming Technology Inc. (USA), a gaming company, and Chairman and Chief Executive Officer of Virgin Interactive Entertainment Ltd., a distributor of computer software programs and video games based in London, England. Mr. Dyne was a founder and director of Packard Bell NEC Australia Pty. Ltd., a manufacturer and distributor of personal computers through the Australian mass merchant channel, and he was a founder and former director of Sega Ozisoft Pty Ltd., a leading distributor of entertainment software in both Australia and New Zealand. Mr. Dyne was nominated to the Board of Directors for his extensive domestic and international management experience, and knowledge of associated industry practices and trends.

David Ellis is a co-founder of GemCap, an equity investor in low and middle-market sized companies and provider of asset-based loans, ranging from $1 million to $10 million, as a senior-secured lender.  Through 2006, Mr. Ellis served as the President of Buxbaum Group, which he initially joined in 1988.  Following a three-year hiatus from Buxbaum Group starting in 1991, Mr. Ellis rejoined the company in 1994.  Buxbaum Group consisted of the following five companies which reported to Mr. Ellis: Buxbaum Company, Buxbaum Group, Buxbaum-Century, BC Commercial Finance and Pathway Strategic Partners.  While at Buxbaum Group, Mr. Ellis gained twenty years of experience in the acquisition, insolvency and turnaround management businesses.

Mark Hughes currently serves as a Managing Director at The Comvest Group, a private investment firm focused on providing debt and equity capital to lower middle-market companies. From July 2005 until joining ComVest, Mr. Hughes was a Managing Director in the Investment Banking Group at Tejas Securities Group, an investment and merchant bank focused on distressed debt, high yield and special situations. From March 1998 to June 2005, Mr. Hughes served as a Managing Director in the Investment Banking Group as well as initially as an Equity Research Analyst at C.E. Unterberg, Towbin, an investment bank that specialized on middle-market healthcare and technology companies. From 1996 to 1998, Mr. Hughes worked in Global Markets as a Foreign Exchange Analyst at Deutsche Bank.  Prior to Deutsche Bank, Mr. Hughes spent three years as a Senior Auditor in the Hedge Fund and Broker Dealer Practice of Goldstein, Golub, & Kessler, LLC. Mr. Hughes was a CPA and received his B.S. from Rutgers College, Rutgers School of Business.

Lonnie D. Schnell joined the Company in January 2006 as the Company’s Chief Financial Officer, was appointed as Chief Executive Officer in February 2008 and has served on the Board of Directors since May 2008. Mr. Schnell served as Vice President of Finance for Capstone Turbine Corporation, a manufacturer of micro-turbine electric generators from 2004 until 2005. From 2002 to 2004 Mr. Schnell served as Chief Financial Officer of EMSource, LLC, an electronic manufacturing service company. Prior to EMSource, in 2002, Mr. Schnell served as Chief Financial Officer of Vintage Capital Group, a private equity investment firm. From 1999 through 2002, Mr. Schnell served as Chief Financial Officer of Need2Buy, Inc. a business-to-business internet marketplace for electronic components. Mr. Schnell has completed an executive MBA program with the Stanford University Executive Institute, and earned his Bachelor of Science in Accounting at Christian Brothers University. Mr. Schnell is a Certified Public Accountant with experience in the international accounting firm of Ernst & Young LLP. Mr. Schnell was nominated to the Board of Directors for his extensive domestic and international management experience, and knowledge of associated industry practices and trends, and for his financial management expertise.

Michael Snyder is a partner of GSC Consultants, a service industry consulting and advisory firm specializing in strategic growth and turnaround situations for troubled service companies.  Prior to forming GSC in 2007, Mr. Snyder was Chief Executive Officer and Director of Vonage Holdings, Inc. (NYSE: VG) from February 2006, a leading supplier to the telecommunications industry in VOIP services.  From 1997 to February 2006, Mr. Snyder served as President of ADT Security Services, Inc., a subsidiary of Tyco International Ltd.  Mr. Snyder joined ADT in 1977 and served in various positions prior to 1997.

Larry Dyne was appointed as the Company’s President in May 2009. He has been the Company’s employee since 1992, and was formerly Executive Vice President of Sales as well as vice president of product development and global sourcing, and vice president of trim sales. Through these positions, Mr. Dyne has established extensive and long-term relationships with the world’s top brands and clothing retailers. He was also formerly responsible for domestic production for all printing.

James E. Reeder joined the Company in May 2009 and was appointed Vice President, Corporate Controller. From January 2007 to September 2008 Mr. Reeder served as Chief Financial Officer at Sheffield Manufacturing, an aerospace parts manufacturer and at Data Exchange Corporation, an international provider of supply chain solutions. From January 2002 to October 2006 Mr. Reeder was Vice President Finance for Special Devices, Inc., a manufacturer of automotive safety devices and was previously Chief Financial Officer for Power Lift Corporation, a distributor of Caterpillar materials and equipment. Mr. Reeder also served in various senior financial roles at Avery Dennison Corporation for approximately 14 years. Mr. Reeder has an MBA in Finance and Strategic Planning from the University of California at Berkeley and a B.S., Economics Summa Cum Laude from California State Polytechnic University, Pomona.

Board Composition and Director Elections

Pursuant to our certificate of incorporation, so long as the outstanding shares of Series B Preferred Stock represent 35% or more of the Company’s total outstanding voting shares, calculated on an as-converted basis into Common Stock:

•	the Board shall consist of not more than seven (7) members;

•	the holders of the outstanding shares of Series B Preferred Stock, voting together as a separate class, shall have the right to elect the Series B Directors; and

•
the holders of Common Stock together with holders of all other shares of the Company’s outstanding capital stock entitled to vote in the election of directors (other than the Series B Preferred Stock), voting together as a single class, shall have the right to elect the Common Stock Directors.

At least two of the Series B Directors initially must be and remain at all times while serving as a director, an independent director that qualifies for service on the audit committee of a corporation with securities listed on The NASDAQ Stock Market as provided in NASDAQ Marketplace Rule 5605(c)(2) (or any successor thereto).

The Series B Directors shall be elected by a plurality vote, with the elected candidates being the candidates receiving the greatest number of affirmative votes (with each holder of Series B Preferred Stock entitled to cast one vote for or against each candidate with respect to each share of Series B Preferred Stock held by such holder) of the outstanding shares of Series B Preferred Stock, with votes cast against such candidates and votes withheld having no legal effect.  Alternatively, the Series B Directors may be elected without a meeting by the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock.  The election of the Series B Directors shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock if such meeting is called for the purpose of electing directors, (iii) at any special meeting of holders of Series B Preferred Stock called by holders of not less than a majority of the outstanding shares of Series B Preferred Stock, or (iv) by the written consent of holders of a majority of the outstanding shares of Series B Preferred Stock.

The Common Stock Directors shall be elected by a plurality vote, with the elected candidates being the candidates receiving the greatest number of affirmative votes (with each holder of Common Stock entitled to cast one vote for or against each candidate with respect to each share of Common Stock held by such holder) of the outstanding shares of Common Stock, with votes cast against such candidates and votes withheld having no legal effect.  The Common Stock Directors may not be elected by written consent.  So long as holders of Series B Preferred Stock are entitled to elect the Series B Directors, the Series B Preferred Stock shall not be entitled to vote in the election of the Common Stock Directors.  The election of the Common Stock Directors shall occur (i) at the annual meeting of holders of capital stock or (ii) at any special meeting of holders of capital stock if such meeting is called for the purpose of electing directors.

If at any time when the holders of Series B Preferred Stock have the right to elect Series B Directors, any Series B Director shall cease to be a director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class, in the manner and on the basis specified above or as otherwise provided by law.  If any Common Stock Director shall cease to be a director for any reason, the vacancy shall only be filled by the remaining Common Stock Directors, or by the stockholders entitled to elect the Common Stock Directors.

Once the outstanding shares of Series B Preferred Stock represent less than 35% of the Company’s total outstanding voting shares, calculated on an as-converted basis into Common Stock, then the entire Board will thereafter be elected by holders of the Company’s outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

CVC, the holder of all of the Series B Shares, has designated Mark Hughes, Michael Snyder and David Ellis as Series B Directors, and the seats on the Board occupied by these directors will be voted upon by holders of Series B Preferred Stock.  Mark Dyne and Lonnie D. Schnell originally were elected by holders of the Company’s Common Stock and constitute the Common Stock Directors, and the seats on the Board occupied by these directors will be voted upon by holders of Common Stock.

Board Meetings, Board Committees and Director Independence

Effective upon the closing of the Recapitalization Agreement, the Company eliminated its Board committees, and presently does not have a separately designated audit, compensation, nominating or governance committee of the Board of Directors.  The functions customarily delegated to these committees are now performed by the Company’s full Board of Directors.

The Company is not a “listed company” under SEC rules and is therefore not required to have separate committees comprised of independent directors.  The Company has, however, determined that each of Michael Snyder and David Ellis is “independent” as that term is defined in Section 5605 of the NASDAQ Marketplace Rules applicable to companies listed on The NASDAQ Stock Market.  As the Company does not maintain an audit committee, the Board does not have an audit committee “financial expert” within the meaning of Item 407(d) of Regulation S-K.

The Board of Directors held six general meetings during 2009.  Each director serving at that time attended at least 75% of all the meetings of the Board of Directors and those committees on which he or she served in 2009.  While the Company has not established a policy with respect to members of the Board of Directors attending annual meetings, each director is encouraged to attend the annual meeting of stockholders.  One director was present at the 2009 annual meeting of stockholders.

Prior to the closing of the Recapitalization Agreement on July 30, 2010, the Board of Directors maintained a standing audit, compensation, nominating and governance committee.

Audit Committee. The Company established a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act.  The roles and responsibilities of the audit committee were set forth in a written charter adopted by the Board of Directors and approved by the audit committee, a copy of which was filed as an Appendix to the proxy statement for the Company’s 2007 annual meeting of stockholders.  The audit committee was responsible for the engagement of the independent registered public accounting firm, reviewed the scope of the audit to be conducted by the independent registered public accounting firm and met quarterly with the independent registered public accounting firm and the Company’s Chief Financial Officer to review matters relating to the Company’s financial statements, accounting principles and system of internal accounting controls.  The audit committee reported its recommendations as to the approval of the Company’s financial statements to the Board of Directors.  Because the Common Stock is quoted on the OTC Bulletin Board, the Company is not subject to the listing requirements of any securities exchange regarding the independence of the Company’s directors.  However, all audit committee members were independent directors as defined in the listing standards of The NASDAQ Stock Market.

The audit committee previously consisted of Messrs. Joseph Miller, Raymond Musci and William Sweedler during 2009.  Mr. Sweedler resigned as a director on March 15, 2010, following which Messrs. Miller and Musci were the only members of the audit committee until it was eliminated on July 30, 2010.  The Board had determined that Mr. Musci was an audit committee “financial expert” within the meaning of Item 407(d) of Regulation S-K.  The audit committee held four meetings during 2009.

Compensation Committee.  The compensation committee was responsible for considering and making recommendations to the Board of Directors regarding executive compensation and was responsible for administering the Company’s stock option plan and executive incentive compensation.  The Board had not adopted a formal written charter for the compensation committee.  The compensation committee consisted of Brent Cohen, Raymond Musci and William Sweedler during 2009.  Mr. Sweedler resigned as a director on March 15, 2010, following which Messrs. Cohen and Musci were the only members of the compensation committee until it was eliminated on July 30, 2010.  The compensation committee held three meetings during 2009.

Nominating Committee. The nominating committee was responsible for considering and approving nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates, and related matters.  The nominating committee operated pursuant to a written charter adopted by the Board of Directors and approved by the committee, a copy of which was filed as an Appendix to the proxy statement for the Company’s 2007 annual meeting of stockholders.  The nominating committee consisted of Messrs. Brent Cohen, Joseph Miller and Raymond Musci during 2009 and 2010 until the committee was eliminated on July 30, 2010.  All members of the nominating committee were independent directors as defined in the listing standards of The NASDAQ Stock Market.  The nominating committee did not meet formally during 2009, and took action by written consent one time.

Governance Committee. The governance committee’s primary purpose was to review and make recommendations regarding the functioning of the Board of Directors as an entity, recommend corporate governance principles applicable to the Company and assist the Board of Directors in its reviews of the performance of the Board of Directors and each committee.  Messrs. Mark Dyne and Brent Cohen served on the governance committee during 2009 and 2010 until the committee was eliminated on July 30, 2010.  The governance committee did not meet during 2009, as its functions were performed by the full Board of Directors.

Common Stock Director Nominations

Pursuant to the Stockholders Agreement, CVC agreed with Talon that in connection with any director nominees to be submitted to holders of our Common Stock for election at a stockholders’ meeting, a committee of the Company’s Board of Directors comprised solely of directors then serving on the Board who were not elected or appointed by holders of Series B Preferred Stock (i.e., the Common Stock Directors), acting by majority vote, shall have the right to designate all of the Board’s nominees for director to be elected by holders of the Common Stock.  Mark Dyne and Lonnie D. Schnell currently are the Common Stock Directors, and will be responsible for considering and approving nominations for candidates for Common Stock Director, including determining the appropriate qualifications and experience required of such candidates, and related matters.

In carrying out their function to nominate candidates for election to the Board of Directors, Messrs. Dyne and Schnell will consider the mix of skills, experience, character, commitment, and diversity of background of the Board of Directors at the time of such nominations.  Messrs. Dyne and Schnell believe that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field.  Each candidate should be prepared to participate fully in board activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in Messrs. Dyne and Schnell’s judgment, interfere with or limit such candidate’s ability to do so.  Messrs. Dyne and Schnell have no stated specific, minimum qualifications that must be met by a candidate for a position on our Board of Directors.

Messrs. Dyne and Schnell’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources—members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. The nominating committee may also from time to time retain one or more third-party search firms to identify suitable candidates.

A Talon common stockholder may nominate one or more persons for election as a Common Stock Director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws.  In addition, the notice must be made in writing and include (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) directorships currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

Board Leadership Structure and Role in Risk Oversight

The Company separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the different responsibilities fulfilled by the Chief Executive Officer and the Chairman of the Board at Talon.  The Chief Executive Officer is responsible for setting the strategic direction for the company and for the day-to-day leadership and performance of the company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors.

The Board is led by the Chairman, Mark Dyne, who became a director of the company in 1997.  The benefits of Mr. Dyne’s leadership of the Board stem both from his long-standing relationship and involvement with the Company, which provides a unique understanding of the Company’s culture and business, as well as his on-going role as the Board’s primary contact with the Company’s senior management team, which ensures that a constant flow of Company-related information is available. This flow of communication enables Mr. Dyne to identify issues, proposals, strategies and other considerations for future Board discussions and to assume the lead in many of the resulting discussions during Board meetings. The Company’s Board of Directors has responsibility for the oversight of risk management. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in setting the Company’s business strategy is a key part of its assessment of risk management and the determination of what constitutes an appropriate level of risk for the Company. The Board regularly discusses with management the Company’s major risk exposures, their potential impact on the Company and the steps taken to manage these risks.  In addition, the Board may retain, on such terms as determined by the Board, in its sole discretion, independent legal, financial and other consultants and advisors to advise and assist the Board in fulfilling its oversight responsibilities.

Compensation of Directors and Officers

The compensation committee of the Board was responsible for determining the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of such compensation.  With the elimination of the compensation committee on July 30, 2010, the full Board of Directors now performs this function.  While our Board may utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we do not at this time employ consultants for this purpose, and the compensation committee of the Board did not employ consultants at any time during 2009 or 2010.

Stockholder Communications with the Board of Directors

The Board of Directors has adopted three methods by which the Company’s stockholders may communicate with the Board of Directors regarding matters of substantial importance to the Company. These methods are as follows:

Procedures for Submission of Communications Regarding Audit and Accounting Matters.  Pursuant to the duties and responsibilities previously delegated to the audit committee of the Board of Directors in its audit committee charter, the Company’s audit committee adopted procedures for (i) the receipt, retention, and treatment of communications received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the submission by the Company’s employees, on a confidential and anonymous basis, of communications regarding questionable accounting or auditing matters. These procedures allow any person to submit a good faith communication regarding these various audit, internal accounting control and accounting matters to the audit committee, or to the Company’s management, and any employee to do so on a confidential and anonymous basis, without fear of dismissal or retaliation of any kind.  These functions previously assigned to the audit committee are now performed by the full Board of Directors.  The “Complaint Procedures for Accounting and Auditing Matters” can be found on the Company’s website at www.talonzippers.com.

Code of Ethical Conduct.  The Company’s Code of Ethical Conduct identifies a mailing address of the audit committee of the Board of Directors. This allows individuals to contact Board of Directors members in connection with matters concerning the code and the Company’s overall ethical values and standards.

Investor Relations. The Company’s investor relations manager, Rayna Hernandez, coordinates the response to all of the Company’s investor relations matters. Stockholders are free to contact Ms. Hernandez at info@talonzippers.com, or the Company’s Investor Relations Department, at 818-444-4100.  Ms. Hernandez determines whether inquiries or other communications with respect to investor relations should be relayed to the Board of Directors or to management.  Typical communications relayed to the Board of Directors or management involve stockholder proposal matters, audit and accounting matters addressed in the section titled “Procedures for Submission of Communications Regarding Audit and Accounting Matters” above, and matters related to the Company’s code of ethical conduct addressed in the section titled “Code of Ethical Conduct” above.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of the Board was responsible for determining the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of such compensation.  With the elimination of the compensation committee on July 30, 2010, the full Board of Directors now performs this function.  While our Board may utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we do not at this time employ consultants for this purpose, and the compensation committee of the Board did not employ consultants at any time during 2009 or 2010.

Our named executive officers for 2009 were as follows:

•	Lonnie D. Schnell, Chief Executive Officer & Chief Financial Officer (named Chief Executive Officer as of February 4, 2008);

•	Larry Dyne, President (appointed to this position in May 2009); and

•	James E. Reeder, Vice President, Corporate Controller (appointed to this position in May 2009).

Compensation Philosophy

Our executive compensation program is designed to drive company performance to maximize stockholder value while meeting our needs and the needs of our employees.  The specific objectives of our executive compensation program include the following:

•	Alignment – to align the interests of executives and stockholders through equity-based compensation awards;

•	Retention – to attract, retain and motivate highly qualified, high performing executives to lead our continued growth and success; and

•	Performance – to provide rewards commensurate with performance by emphasizing variable compensation that is dependent upon the executive’s achievements and company performance.

In order to achieve these specific objectives, our executive compensation program is guided by the following core principles:

•	Rewards under incentive plans are based upon our short-term and longer-term financial results and increasing stockholder value;

•
Senior executive pay is set at sufficiently competitive levels to attract, retain and motivate highly talented individuals who are necessary for us to achieve our goals, objectives and overall financial success;

•	Compensation of an executive is based on such individual’s role, responsibilities, performance and experience, taking into account the desired pay relationships within the executive team; and

•
Our executive compensation program places a strong emphasis on performance-based variable pay to ensure a high pay-for-performance culture.  Annual performance of our company and the executive are taken into account in determining annual bonuses that ensures a high pay-for-performance culture.

Compensation Elements

We compensate senior executives through a variety of components, including base salary, annual incentives, equity incentives and benefits and perquisites, in order to provide our employees with a competitive overall compensation package.  The mix and value of these components are impacted by a variety of factors, such as responsibility level, individual negotiations and performance and market practice.  The purpose and key characteristics for each component are described below.

Base Salary

Base salary provides executives with a steady income stream and is based upon the executive’s level of responsibility, experience, individual performance and contributions to our overall success. Competitive base salaries, in conjunction with other pay components, enable us to attract and retain highly talented executives.  The Board of Directors typically sets base salaries for our senior executives at market levels. However, base salaries will vary in practice based upon an individual’s performance, individual experience and negotiations and for changes in job responsibilities.

Management Incentive Bonuses

Management incentive bonuses are a variable performance-based component of compensation.  The primary objective of an annual incentive bonus is to reward executives for achieving corporate and individual goals and to align a meaningful portion of total pay opportunities for executives and other key employees to the attainment of our company’s performance goals. These awards are also used as a means to recognize the contribution of our executive officers to overall financial, operational and strategic success.

Equity Incentives

Equity incentives are intended to align senior executive and stockholder interests by linking a meaningful portion of executive pay to long-term stockholder value creation and financial success over a multi-year period.  Equity incentives are also provided to our executives to attract and enhance the retention of executives and other key employees and to facilitate stock ownership by our senior executives.  The Board of Directors also considers individual and company performance when determining long-term incentive opportunities.

Health & Welfare and 401-K Benefits

The named executive officers participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace.  Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Severance and Change of Control Arrangements

We do not have a formal plan for severance or separation pay for our employees, but we typically include a severance provision in the employment agreements of our executive officers that is triggered in the event of involuntary termination without cause or in the event of a change in control.

In order to preserve the morale and productivity and encourage retention of our key executives in the face of the disruptive impact of an actual or rumored change in control, we provide a bridge to future employment in the event that an executive’s job is eliminated as a consequence of a change in control.  This provision is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive’s own employment.  Our employment agreements with our current named executive officers provide a lump sum payment and benefits continuation as a result of an involuntary termination without cause or for good reason following a change in control, plus accelerated vesting of stock or option awards.

Other Benefits

In order to attract and retain highly qualified executives, we provide some of our named executive officers with automobile allowances that we believe are consistent with current market practices. Our executives also may participate in a 401(k) plan under which we match contributions for all employees up to 100% of an employee’s contributions to a maximum of $1,000 and subject to any limitations imposed by ERISA.

Other Factors Affecting Compensation

We consider the accounting implications of all aspects of our executive compensation program.  Our executive compensation program is designed to achieve the most favorable accounting (and tax) treatment possible as long as doing so does not conflict with the intended plan design or program objectives.

Process for Setting Executive Compensation

When making pay determinations for named executive officers, the Board of Directors considers a variety of factors including, among others: (i) actual company performance as compared to pre-established goals, (ii) overall company performance and size relative to industry peers, (iii) individual executive performance and expected contribution to our future success, (iv) changes in economic conditions and the external marketplace and (v) in the case of named executive officers, other than Chief Executive Officer, the recommendation of our Chief Executive Officer.  Ultimately, the Board of Directors uses its judgment when determining how much to pay our executive officers.  The Board of Directors evaluates each named executive officer’s performance during the year against established goals, leadership qualities, business responsibilities, current compensation arrangements and long-term potential to enhance stockholder value.  The opinions of outside consultants are also taken into consideration in deciding what salary, bonus, long-term incentives and other benefits and severance to give each executive in order to meet our objectives stated above.

The Board of Directors considers compensation information from data gathered from annual reports and proxy statements from companies that the Board of Directors generally considers comparable to our Company; compensation of other Company employees for internal pay equity purposes; and levels of other executive compensation plans from compensation surveys.  The Board of Directors sets the pay for the named executive officers and other executives, by element and in the aggregate, at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving the Company’s long-term objectives.

Factors Considered

In administering the compensation program for senior executives, including named executive officers, the Board of Directors considers the following:

Cash versus non-cash compensation.  The pay elements are cash-based except for the long-term incentive program, which may be cash-based, equity-based, or a combination.  In 2009, the long-term incentive program pay elements were cash-based.

Prior year’s compensation.  The Board of Directors considers the prior year’s bonuses and long-term incentive awards when approving bonus payouts or equity grants.

Adjustments to Compensation.  On an annual basis, and in connection with setting executive compensation packages, the Board of Directors reviews our operating income growth, earnings before interest and taxes growth, earnings per share growth, cash flow growth, operating margin, revenue growth and total shareholder return performance.  In addition, the Board of Directors considers peer group pay practices, emerging market trends and other factors.  No specific weighing is assigned to these factors nor are particular targets set for any particular factor.  Total compensation from year to year can vary significantly based on our and the individual executive’s performance.

Application of discretion.  It is our policy and practice to use discretion in determining the appropriate compensation levels considering performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during 2009, and the two most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of 2009 whose compensation exceeded $100,000 (referred to as named executive officers), information concerning all compensation paid for services to us in all capacities for 2008 and 2009.

Name and Principal Positions	Year	Salary	Bonus	Non-equity Incentive Plan Compensation(4)	Option Awards(5)	All Other Compensation(6)	Total

Lonnie D. Schnell (1)	2009	$310,573	--	$94,000	$51,418	$25,643	$481,634
Chief Executive Officer and Chief Financial Officer	2008	$275,000	--	$35,000	$140,806	$25,116	$475,922

Larry Dyne (2)	2009	$284,612	--	$71,000	$37,462	$16,345	$409,419
President	2008	$250,000	$40,000	--	$109,516	$19,682	$419,198

James E. Reeder (3)	2009	$100,439	--	$12,100	$18,920	$6,512	$137,971
Vice President, Corporate	2008	--	--	--	--	--	--
Controller

(1)	Mr. Schnell was appointed Chief Executive Officer effective February 4, 2008 and previously served as Chief Financial Officer.
(2)	Mr. Dyne was appointed President effective May 1, 2009 and previously served as Executive Vice President, Sales.
(3)	Mr. Reeder joined the Company in May 2009 as Vice President, Corporate Controller.
(4)
Non-equity incentive plan compensation consists of awards under the Management Incentive Plan, a cash incentive plan, which is established pursuant to the Company employment agreements with Mr. Schnell and Mr. Dyne for the year in which the award is earned. As described further below, options granted in 2009 to Mr. Schnell and Mr. Dyne and a promissory note issued to Mr. Schnell were awarded in satisfaction of bonus amounts to which such executives were entitled for fiscal 2008 in accordance with Management Incentive Plan, including $53,230 and $40,000 in bonus payments for Mr. Schnell and Mr. Dyne, respectively, previously reported as 2008 non-equity incentive plan compensation to these executives in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(5)
The amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718 with respect to options granted in the applicable year.  Pursuant to Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to these grants, refer to Note 8 of the Company’s Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2009.  These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of the Company’s shares in the future.

(6)	All other compensation consists of the following (amounts in dollars):

	Mr. Schnell		Mr. Dyne		Mr. Reeder
	2009	2008	2009	2008	2009
Health and Medical Insurance (a)	$17,802	$13,793	$9,938	$9,429	$5,362
Life and Disability Insurance (b)	301	323	4,000	4,078	150
401(k) Contribution (c)	--	--	--	--	1,000
Automobile Allowance	7,540	11,000	2,407	6,175	--
Total	$25,643	$25,116	$16,345	$19,682	$6,512

(a)	Includes payments of medical premiums.
(b)	Includes executive and group term life and disability insurance.
(c)	Represents the Company’s contribution to 401k programs.

Executive Compensation

The 2009 compensation for Lonnie D. Schnell, the Company’s Chief Executive Officer was in accordance with the Company’s employment agreement with him.  The terms and conditions established in this agreement were the result of the Company’s consideration of the Company’s current operating performance levels, 2007 and 2006 operating performance, the Company’s 2005 Restructuring and Strategic Plan, compensation levels for the Company’s previous Chief Executive Officer, comparative industry compensation levels and negotiations with Mr. Schnell.  The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of the Company’s long-term objectives and for adding shareholder value.  Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies, and a long-term equity option of 900,000 shares of Common Stock, representing approximately 4.4% of the Company’s outstanding shares at the time, was granted as an inducement to maximum performance achievements and increased shareholder values.

The option grant was established to vest monthly over a three-year term, after a minimum initial term of twelve months, to coincide with the objectives of the Company’s strategic plan.

In addition to the long-term equity incentive, a cash incentive, referred to as the Management Incentive Program (“MIP”), was established as provided in Mr. Schnell’s employment agreement setting aside 12% of the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), and selected expenses associated with non-operating charges, in 2008 and 2009 for annual bonus awards to him and the other senior executives.  The MIP fund awards are shown in the table above as non-equity incentive plan compensation. MIP awards were not distributed in 2007 due to the Company’s operating performance; however, a discretionary bonus was granted to Mr. Schnell as approved by the Board of Directors.  In 2009, Mr. Schnell was awarded an annual incentive bonus for 2008 performance under the MIP Fund consisting of (i) a 10-year non-qualified stock option to purchase 700,000 shares of Common Stock, which option was immediately vested and has an exercise price of $0.09 per share, and (ii) a promissory note in the principal sum of $35,000, which note bears interest at the rate of 6.0% per annum accruing from April 16, 2009 and matures on the earlier of December 31, 2011 and a date that is ten business days following the date Mr. Schnell’s employment with the Company terminates for any reason.  The 2008 annual incentive bonuses awarded to Mr. Schnell in the form of options and a promissory note were paid in satisfaction of all bonus amounts to which he was entitled for fiscal 2008 in accordance with his employment agreement.

The 2009 compensation for Larry Dyne, the Company’s President was in accordance with the Company’s employment agreement with him. The terms and conditions established in this agreement were the result of the Company’s consideration of the Company’s current operating performance levels, 2007 and 2006 operating performance, the Company’s 2005 restructuring and Strategic Plan, compensation levels for the Company’s previous Chief Executive Officer, comparative industry compensation levels and negotiations with Mr. Dyne.  The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of the Company’s long-term objectives and for adding shareholder value.  Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies, and a long-term equity option of 700,000 shares of Common Stock, representing approximately 3.4% of the Company’s outstanding shares at the time, was granted as an inducement to maximum performance achievements and increased shareholder values. The option grant was established to vest monthly over a three-year term, after a minimum initial term of twelve months, to coincide with the objectives of the Company’s strategic plan.  In addition Mr. Dyne’s employment agreement provided that he would be eligible to participate in the MIP annual cash incentive plan. In 2009, Mr. Dyne was awarded an annual incentive bonus for 2008 performance under the MIP Fund consisting of a 10-year non-qualified stock option to purchase 510,000 shares of Common Stock, which option was immediately vested and has an exercise price of $0.09 per share.  The 2008 annual incentive bonuses awarded to Mr. Dyne in the form of this option grant were paid in satisfaction of all bonus amounts to which he was entitled for fiscal 2008 in accordance with his employment agreement.

The 2009 compensation for James E. Reeder, the Company’s Vice President, Corporate Controller was in accordance with the Company’s at-will employment agreement with him.  The terms and conditions established in this agreement were the result of the Company’s consideration of the Company’s current operating performance levels, compensation levels for the Company’s previous corporate controller, comparative industry compensation levels and negotiations with Mr. Reeder.   The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of the Company’s long-term objectives and for adding shareholder value.  Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies, and a long-term equity option of 200,000 shares of Common Stock, representing approximately 1.0% of the Company’s outstanding shares of Common Stock, was established as an inducement to maximum performance achievements and increased shareholder values. The option grant was established to vest monthly over a four-year term, after a minimum initial term of twelve months, to coincide with the objectives of the Company’s strategic plan.  In addition to the long-term equity incentive, Mr. Reeder was a participant in the Management  Incentive Plan for 2009 and was awarded a bonus of $12,100 under this plan.  During the first year of employment a bonus of not less than $20,000 was guaranteed in the employment agreement.

Grants of Plan-Based Awards in Fiscal 2009

The following table provides information about equity-awards granted to each named executive officer in 2009 under the Company’s 2008 and 2007 Stock Plans.

Name	Grant Date(1)	Approval Date(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH) (2)	Market Price on Grant Date ($/SH) (2)	Grant Date Fair Value of Option Awards ($) (3)
Lonnie D. Schnell	8/6/09	8/6/09	700,000	$0.09	$0.09	$51,418
Larry Dyne	8/6/09	8/6/09	510,000	$0.09	$0.09	$37,462
James E. Reeder	6/1/09	6/1/09	200,000	$0.11	$0.13	$18,920

(1)
The grant date of an option award is the date that the compensation committee fixes as the date the recipient is entitled to receive the award.  The approval date is the date that the compensation committee approves the award.

(2)
The exercise price of option awards may differ from the market price on the date of grant.  The exercise price of options granted in 2009 is equal to the average closing sales prices of the Common Stock for the five trading days prior to and including the grant date, as reported on the OTC Bulletin Board, while the market price on the date of grant is the closing price of the Common Stock on that date.

(3)	The grant date fair value is generally the amount the Company would expense in the Company’s financial statements over the award’s service period, but does not include a reduction for forfeitures.

Option awards granted to the Company’s executive officers in 2009 have a 10 year term. The options granted to Mr. Schnell and Mr. Dyne are fully vested as of the date of grant, and were awarded in satisfaction of incentive bonuses that such executives were entitled to receive for fiscal year 2008.  The option granted to Mr. Reeder in 2009 vests over a four-year period.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table provides information with respect to outstanding stock options held by each of the named executive officers as of December 31, 2009:

		Number of Securities Underlying Unexercised Options
Name	Grant Date	(#) Exercisable		(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Lonnie D. Schnell	1/26/06 (3)	391,667	(1)	8,333	(1)	$0.59	1/26/16
	6/25/08 (4)	-		900,000		$0.20	06/24/18
	8/6/09	700,000		-		$0.09	8/6/19

Larry Dyne	2/28/00 (3)	15,000		-		$4.62	02/27/10
	4/10/00 (3)	15,000		-		$4.25	04/09/10
	12/12/00 (3)	20,000		-		$3.75	12/11/10
	11/18/01 (3)	15,000		-		$3.64	11/17/11
	12/31/02 (3)	25,000		-		$3.63	12/30/12
	4/01/03 (3)	25,000		-		$3.50	03/31/13
	4/08/03 (3)	45,500		-		$3.70	04/07/13
	4/18/05 (3)	50,000		-		$3.14	04/17/15
	1/16/06 (3)	425,000		-		$0.37	01/15/16
	6/25/08 (4)	-		700,000		$0.20	06/24/18
	8/6/09	510,000		-		$0.09	8/6/19

James E. Reeder	6/1/09	-		200,000	(2)	$0.11	6/1/19

(1)	These options were scheduled to become exercisable with respect to 8,333 shares of Common Stock each month until fully vested.

(2)
These options shall become exercisable with respect to 25% of the total options shares at the end of one year from the date of the grant and the remaining shares shall become exercisable in 36 monthly installments equal to 1/48th of the option shares on the last day of each calendar month thereafter until fully exercisable.

(3)	These options were cancelled effective as of July 30, 2010.

(4)	As a result of the transactions contemplated by the Recapitalization Agreement, these options became 100% vested on July 30, 2010.

Upon entering into their employment agreements dated July 30, 2010, each of Messrs. Schnell and Dyne agreed to cancel all options to purchase shares of our common stock awarded to such executive on or before December 31, 2007, and such options were cancelled effective July 30, 2010.

Upon entering into their employment agreements dated July 30, 2010, each of Messrs. Schnell and Dyne were awarded a restricted stock unit award (an “RSU Award”) for 5,778,500 shares of our common stock, which RSU Award shall vest 50% on a date which is 13 months following the grant date, and 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to partial acceleration of vesting as part of the executives’ severance benefits and full acceleration of vesting upon a change in control of Talon, as defined in the RSU Award agreement.

Employment Agreements, Termination of Employment and Change of Control Arrangements

Employment Agreements

The Company has entered into the following employment agreements with Lonnie D. Schnell and Larry Dyne.  Mr. Reeder does not have an employment agreement.

Lonnie D. Schnell, Chief Executive Officer and Chief Financial Officer.  On June 18, 2008, the Company entered into an Executive Employment Agreement with Lonnie D. Schnell, pursuant to which Mr. Schnell served as the Company’s Chief Executive Officer. The employment agreement had a term continuing though December 31, 2010, which could have been extended to December 31, 2011.  Pursuant to this agreement, Mr. Schnell received an annual base salary of $275,000 for 2008, $300,000 for 2009 and $325,000 for each subsequent year of the term and was entitled to receive an annual incentive bonus, which for 2008 and 2009 was based upon the Company’s earnings before interest, taxes, depreciation and amortization. Mr. Schnell is entitled to an auto allowance of $1,000 per month.  In the event that prior to the end of the term, Mr. Schnell’s employment was terminated by the Company “without cause” (as defined in the agreement), by Mr. Schnell for “good reason” (as defined in the agreement) or due to Mr. Schnell’s death or disability, then conditional upon his execution of a release of claims, Mr. Schnell or his estate would have received, in addition to all accrued salary, (i) severance payments equal to Mr. Schnell’s base salary for the  remaining term of the agreement or, in the case of death or disability, through December 31, 2010, (ii) a prorated portion of the annual incentive bonus for the year in which the termination occurred, (iii) full acceleration of vesting of the options issued to Mr. Schnell pursuant to the agreement and all other options held by him, and (iv) continued medical coverage for Mr. Schnell and his  dependents for the remaining term of the agreement.  In connection with the employment agreement, Mr. Schnell was granted an option to purchase 900,000 shares of Common Stock, which would vest in full on December 31, 2010, subject to earlier vesting if Mr. Schnell meets performance criteria established by the Board of Directors for fiscal 2008 and 2009.  Mr. Schnell’s options would vest in full upon a change of control of the Company or upon termination of Mr. Schnell’s employment without cause, for good reason or due to his death or disability.

In connection with the Recapitalization Agreement, on July 30, 2010, the Company entered into an Executive Employment Agreement with Mr. Schnell, which replaced his June 18, 2008 employment agreement.  Mr. Schnell’s new employment agreement provides that he will continue to serve as our Chief Executive Officer.  The employment agreement has a term continuing though December 31, 2013, which term may be extended to December 31, 2014.  Mr. Schnell will be entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon Talon achieving actual adjusted EBITDA within a range, starting at 80%, of target adjusted EBITDA.  Mr. Schnell is entitled to an auto allowance of $1,000 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement.  In the event that prior to the end of the term, Mr. Schnell’s employment is terminated by the Company “without cause” (as defined in the agreement), by Mr. Schnell for “good reason” (as defined in the agreement) or due to Mr. Schnell’s death or disability, then conditional upon his execution of a release of claims, Mr. Schnell or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to 18 months of Mr. Schnell’s base salary, (ii) if the termination occurs prior to August 30, 2011, then 50% of the RSU Award (as described below) will vest as of the date of termination, (iii) all options issued to Mr. Schnell shall remain outstanding for 18 months following termination, and (iv) continued medical coverage for Mr. Schnell and his dependents for 18 months following termination.

Larry Dyne, President. On June 18, 2008, the Company entered into an Executive Employment Agreement with Larry Dyne, pursuant to which Mr. Dyne served as the Company’s Executive Vice President of Global Sales.  In May 2009 Mr. Dyne was promoted to President of the Company. The employment agreement had a term continuing though December 31, 2010, which could have been extended to December 31, 2011.  Pursuant to this agreement, Mr. Dyne received an annual base salary of $250,000 for 2008, $275,000 for 2009 and $300,000 for each subsequent year of the term and was entitled to receive an annual incentive bonus, which for 2008 and 2009 was based upon the Company’s earnings before interest, taxes, depreciation and amortization. Mr. Dyne was entitled to an auto allowance of $950 per month.  In the event that prior to the end of the term, Mr. Dyne’s employment was terminated by the Company “without cause” (as defined in the agreement), by Mr. Dyne for “good reason” (as defined in the agreement) or due to Mr.  Dyne’s death or disability, then conditional upon his execution of a release of claims, Mr. Dyne or his estate would have received, in addition to all accrued salary, (i) severance payments equal to Mr. Dyne’s base salary for the remaining term of the agreement or, in the case of death or disability, through December 31, 2010, (ii) a prorated portion of the annual incentive  bonus for the year in which the termination  occurred, (iii) full acceleration of vesting of the options issued to Mr.  Dyne pursuant to the agreement and all other options held by him and (iv) continued medical coverage for Mr. Dyne and his dependents for the remaining term of the agreement.  In connection with the employment agreement, Mr. Dyne was granted an option to purchase 700,000 shares of Common Stock, which would vest in full on December 31, 2010, subject to earlier vesting if Mr. Dyne meets performance criteria established by the Board of Directors for fiscal 2008 and 2009. Mr. Dyne’s options would vest in full upon a change of control of the Company or upon termination of Mr. Dyne’s employment without cause, for good reason or due to his death or disability.

In connection with the Recapitalization Agreement, on July 30, 2010, the Company entered into an Executive Employment Agreement with Mr. Dyne, which replaced his June 18, 2008 employment agreement.  Mr. Dyne’s new employment agreement provides that he will continue to serve as our President.  The employment agreement has a term continuing though December 31, 2013, which term may be extended to December 31, 2014.  Mr. Dyne will be entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon Talon achieving actual adjusted EBITDA within a range, starting at 80%, of target adjusted EBITDA.  Mr. Dyne is entitled to an auto allowance of $950 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement.

In the event that prior to the end of the term, Mr. Dyne’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Dyne for “good reason” (as defined in the agreement) or due to Mr. Dyne’s death or disability, then conditional upon his execution of a release of claims, Mr. Dyne or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to 18 months of Mr. Dyne’s base salary, (ii) if the termination occurs prior to August 30, 2011, then 50% of the RSU Award (as described below) will vest as of the date of termination, (iii) all options issued to Mr. Dyne shall remain outstanding for 18 months following termination, and (iv) continued medical coverage for Mr. Dyne and his dependents for 18 months following termination.

Potential Severance Payments

As described above, the Company’s 2008 employment agreements with Lonnie D. Schnell and Larry Dyne provided for severance benefits in the event that the executive’s employment was terminated due to executive’s death or disability, by the Company without “cause” or by the executive for “good reason.”  The following table sets forth severance payments and benefits that the Company would have been obligated to pay to Messrs. Schnell and Dyne assuming a triggering event had occurred under each of their respective June 2008 employment agreements as of December 31, 2009:

Name	Cash Severance Payment ($)(1)	Non-Equity Incentive ($)	Continuation of Health Benefits ($)	Value of Acceleration of Vesting of Equity Awards ($)(2)	Total Severance Benefits ($)
Lonnie D. Schnell	355,713	94,000	18,524	-	468,237
Larry Dyne	327,453	71,000	10,369	-	408,822

(1)
Includes (a) earned and unpaid base salary through the date of termination, (b) accrued but unpaid vacation and (c) cash severance payments based on the executive’s salary payable in a lump sum or periodic payments as provided in the executive’s employment agreement.

(2)	Based on the closing price of the Common Stock on December 31, 2009 of $0.09, as reported by the OTC Bulletin Board.

Under the Executive Employment Agreements with Messrs. Schnell and Dyne entered into on July 30, 2010 in connection with the Recapitalization Agreement, Messrs. Schnell and Dyne will be entitled to receive  severance benefits in the event that the executive’s employment is terminated due to executive’s death or disability, by the Company without “cause” or by the executive for “good reason.”  The following table sets forth estimated and unaudited severance payments and benefits that the Company would have been obligated to pay to Messrs. Schnell and Dyne assuming a triggering event had occurred under each of their respective July 2010 employment agreements as of September 17, 2010 as follows:

Name	Cash Severance Payment ($)(1)	Non-Equity Incentive ($)	Continuation of Health Benefits ($)	Value of Acceleration of Vesting of Equity Awards ($)(2)	Total Severance Benefits ($)
Lonnie D. Schnell	549,175	-	28,498	577,850	1,155,523
Larry Dyne	500,573	-	15,952	577,850	1,094,375

(1)
Includes (a) earned and unpaid base salary through the date of termination, (b) accrued but unpaid vacation, (c) severance payments equal to 18 months of base salary and payable in a lump sum or periodic payments as provided in the executive’s employment agreement and (d) car allowance payments due at the first day of the month during the severance period (18 months) as provided in the executive’s employment agreement.

(2)
Based on the closing price of the Common Stock on September 17, 2010 of $0.20, as reported by the OTC Bulletin Board. As provided in the executive’s employment agreement, 50% of the RSU Award will vest as of the date of termination.

Potential Change in Control Payments

As described above, the Company’s 2008 employment agreements with Lonnie D. Schnell and Larry Dyne provide for accelerated vesting of all or a portion of the options held by such executives upon a change in control.  However, as of December 31, 2009, there were no unvested stock options held by the named executive officers that had an exercise price lower than the closing price of the Common Stock on December 31, 2009 of $0.09 per share, as reported by the OTC Bulletin Board.  As a result, there would have been no value of the accelerated vesting had a change in control occurred on December 31, 2009.

A change of control, as defined in each of Messrs. Schnell and Dyne’s 2008 employment agreements and equity compensation award agreements, occurred upon the closing of the transactions contemplated by the Recapitalization Agreement.  As a result, the vesting under each of Messrs. Schnell’s and Dyne’s existing equity compensation agreements (excluding the RSU Awards) accelerated on July 30, 2010 and each such award is now 100% vested.

Director Compensation

The general policy of the Board of Directors is that compensation for independent directors should be a mix of cash and equity-based compensation.  The Company does not pay management directors for Board of Directors service in addition to their regular employee compensation.  The full Board of Directors has the primary responsibility for reviewing and considering any revisions to director compensation.

The following table details the total compensation earned by the Company’s non-employee directors in 2009.

Name	Fees Earned or Paid in Cash	Option Awards	Total
Mark Dyne (1)	$28,500	$-	$28,500
Colin Dyne (2)	-	-	-
Brent Cohen (3)	30,500	-	30,500
Joseph Miller (4)	30,000	-	30,000
Raymond Musci (5)	35,000	-	35,000
William Sweedler (6)	13,000		13,000
Total	$137,000	$-	$137,000

(1)	As of December 31, 2009, Mr. Mark Dyne held options to purchase a total of 265,000 shares.

(2)
As of December 31, 2009, Mr. Colin Dyne held options to purchase a total of 480,000 shares.  Effective as of July 30, 2010, Mr. Dyne resigned as a member of the Board of Directors and the options expired at August 30, 2010.

(3)
As of December 31, 2009, Mr. Cohen held options to purchase a total of 150,000 shares.  The other compensation consists of consulting fees for services rendered.  Effective as of July 30, 2010, Mr. Cohen resigned as a member of the Board of Directors and the options expired at August 30, 2010.

(4)
As of December 31, 2009, Mr. Miller held options to purchase a total of 120,000 shares.  Effective as of July 30, 2010, Mr. Miller resigned as a member of the Board of Directors and the options expired at August 30, 2010.

(5)
As of December 31, 2009, Mr. Musci held options to purchase a total of 120,000 shares.  Effective as of July 30, 2010, Mr. Musci resigned as a member of the Board of Directors and the options expired at August 30, 2010.

(6)
As of December 31, 2009, Mr. Sweedler held options to purchase a total of 90,000 shares.  Effective as of March 15, 2010, Mr. Sweedler resigned as a member of the Board of Directors and the options expired at April 15, 2010.

The Company’s policy is to pay non-employee directors $1,500 for their personal attendance at any meeting of the Board of Directors, $1,000 for their personal attendance at any committee meeting, and $500 for attendance at any telephonic meeting of the Board of Directors or of a committee of the Board of Directors.  The Company also pays non-employee directors an annual retainer of $20,000 for Board of Directors service and an additional retainer of $5,000 for service on each committee. The Chairman of the Board receives an annual retainer of $25,000 for Board of Directors service.  The Company also reimburses directors for their reasonable travel expenses incurred in attending Board of Directors or committee meetings and pay non-employee directors a per diem for Board of Directors services.

The Company does not have a formal policy with regard to option grants to the Board of Directors, but the Company historically generally followed a practice of granting an option for 30,000 shares of Common Stock upon initial appointment or election to the Board of Directors, and thereafter issuing annual option grants to all non-employee members of 30,000 shares of Common Stock.  This policy, however, has not been followed in connection with the appointments of Messrs. Hughes and Snyder to the Board.

In 2009, the Company paid commissions to Colin Dyne of $16,524 paid in cash and $5,483 applied a note receivable balance for the year ended December 31, 2009.  At June 30, 2010, the Company had accrued unpaid director fees for Board of Directors membership and meeting attendance for certain periods from 2006 through 2010 in the amount of $443,000, including $175,000 due to Mark Dyne and $268,000 due to other non-employee Directors. The Company intends to pay these accrued director fees in periodic installments over the next twelve months.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2009 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,237,850	$0.74	555,000
Equity compensation plans not approved by security holders	400,000	$0.59	-
Total	6,637,850	$0.73	555,000

Options issued pursuant to equity compensation plans not approved by security holders consist of inducements options to purchase 400,000 shares of common stock granted to Lonnie D. Schnell in 2006 which were exercisable at a price of $0.59 per share and scheduled to expire in January 2016. In July 2010, in connection with the Recapitalization Agreement, Mr. Schnell surrendered these options.

The above plans provide that the number of shares with respect to which options and warrants may be granted, and the number of shares of common stock subject to an outstanding option or warrant, shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a stock dividend on common stock.

TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Related Party Transactions

The Company has adopted a policy that requires the Board of Directors’ approval of transactions with related persons as defined by Commission regulations, including any sales or purchase transaction, asset exchange transaction, operating agreement, or advance or receivable transaction that could put the Company’s assets or operating performance at risk.  All of the Company’s directors and executive officers are required at all times, but not less than annually, to disclose all relationships they have with companies or individuals that have conducted business with, or had an interest in, the Company.  The Company’s executive officers monitor the Company’s operations giving consideration to the disclosed relationships and refer potential transactions to the Board of Directors for approval.  The Board of Directors considers a related party transaction for its potential economic benefit to the Company, to ensure the transaction is “arms length” and in accordance with the Company’s policies and that it is properly disclosed in the Company’s reports to stockholders.

Reportable Related Party Transactions

Other than the employment arrangements described elsewhere in this report and the transactions described below, since January 1, 2008, there has not been, nor is there currently proposed, any other transaction or series of similar transactions to which the Company was or will be a party:

•	in which the amount involved exceeds $120,000; and

•
in which any director, executive officer, shareholder who beneficially owns 5% or more of the Company’s voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Colin Dyne, a former director and stockholder of the Company is also a director, officer and significant stockholder of People’s Liberation, Inc., the parent company of Versatile Entertainment, Inc. and William Rast Sourcing.  During the six months ended June 30, 2010 and fiscal years 2009 and 2008, the Company had sales of $230,247, $206,400 and $457,000, respectively, to William Rast Sourcing.  At June 30, 2010, December 31, 2009 and December 31, 2008, accounts receivable of $60,909, $41,200 and $51,000, respectively, were outstanding from William Rast Sourcing.

At December 31, 2009, the Company had $720,417 of unsecured notes, advances and accrued interest receivable due from Colin Dyne, and included a valuation reserve against this note for the full amount due.  The notes and advances bore interest at 7.5% and were due on demand.  In November 2009, the Company entered into an agreement to pay a commission to a company owned by Colin Dyne of 7% of collected revenues associated with the sales of selected business opportunities, with 2% of the 7% earned to be applied to the note receivable balance.  Commissions of $16,524 were paid in cash and $5,483 were applied to the note receivable balance for the year ended December 31, 2009.  Commissions of $55,540 were paid in cash and $27,057 were applied to the note receivable balance for the six months ended June 30, 2010.  On June 29, 2010, the Company sold the note receivable with all of the Company’s rights, title and interest therein to a third party for cash proceeds of $275,000.

The Company paid fees of $250,000 to Colin Dyne during year ended December 31, 2008 for consulting services.  The consulting agreement expired on November 30, 2008.

At June 30, 2010, the Company had  notes payable of $232,902 due to parties affiliated with Mark Dyne, the Chairman of the Board of Directors and a significant stockholder.  The notes are payable on demand and accrue interest at 10% per annum.

The Company paid or accrued total consulting fees and related interest to Diversified Consulting, LLC, a company managed by Mark Dyne, in the amount of $54,536 during the six months ended June 30, 2010, and $401,568 and $150,000 during the years ended December 31, 2009 and 2008, respectively. The consulting agreement with Diversified Consulting, LLC expired on March 20, 2010.

AUDIT RELATED MATTERS

Report of Audit Committee

Prior to its elimination, the audit committee consisted of Joseph Miller, Raymond Musci and William Sweedler during 2009.  Mr. Sweedler resigned as a director on March 15, 2010, following which Messrs. Miller and Musci were the only members of the audit committee until it was eliminated on July 30, 2010.  The Board had determined that Mr. Musci was an audit committee “financial expert” within the meaning of Item 407(d) of Regulation S-K.  The functions customarily delegated to the audit committee are now performed by the Company’s full Board of Directors.  The Board of Directors has furnished the report set forth below:

Prior to its elimination, the audit committee assisted the Board in overseeing and monitoring the integrity of our financial reporting process, our compliance with legal and regulatory requirements and the quality of our internal and external audit processes.  The role and responsibilities of the audit committee were set forth in a written charter adopted by the Board.  The audit committee reviewed and reassessed the charter annually and recommended any changes to the Board for approval.

The audit committee was responsible for overseeing our overall financial reporting process.  In fulfilling its responsibilities for the financial statements for fiscal year 2009, the audit committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2009 with management and SingerLewak LLP, our independent registered public accounting firm;

•	Discussed with SingerLewak LLP in the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•
Received written disclosures and a letter from SingerLewak LLP regarding its independence as required by Independence Standards Board Standard No. 1.  The audit committee discussed with Singerlewak LLP their independence; and

•
Based on its review of the audited financial statements and discussions with management and Singerlewak LLP, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The audit committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

The audit committee had considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

                    The Board of Directors:

Mark Dyne
Lonnie D. Schnell
Mark Hughes
David Ellis
Michael Snyder

Services Provided by the Independent Auditors

The audit committee of our Board of Directors was responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.

SingerLewak LLP served as our independent registered public accounting firm for each of the fiscal years ended December 31, 2009, 2008, 2007 and 2006.

Audit Fees - The aggregate fees billed by our independent registered public accounting firm for professional services rendered for the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q or services that are normally provided in connection with statutory and regulatory filings were $370,000 for fiscal year 2009 and $439,000 for fiscal year 2008.

Audit-Related Fees - The aggregate fees billed by our independent registered public accounting firm for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements (other than those reported above)were $0 for fiscal year 2009 and 28,000 for fiscal year 2008.

Tax Fees - The aggregate fees billed by our independent registered public accounting firm for professional services rendered for tax compliance, tax advice and tax planning were $37,000 for fiscal year 2009 and $54,000 for fiscal year 2008.

All Other Fees – The aggregate fees billed by our independent public registered accounting firm for services rendered to us other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were $5,000 for fiscal year 2009 and $24,000 for fiscal year 2008 which was primarily related governmental regulations not related to our annual or quarterly financial statements.

The audit committee approved all of the foregoing services provided by SingerLewak LLP.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

The audit committee established a general policy requiring it’s pre-approval of all audit services and permissible non-audit services provided by the independent auditors, along with the associated fees for those services. For both types of pre-approval, the audit committee considered whether the provision of a non-audit service was consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent auditors and the Company, (ii) would place the independent auditors in the position of auditing its own work, (iii) would result in the independent auditors acting in the role of management or as an employee of the Company, or (iv) would place the independent auditors in a position of acting as an advocate for the Company.  Additionally, the audit committee considered whether the independent auditors were best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditors’ familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent auditors would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us.  The full Board of Directors is now responsible for pre-approval of services provided by the independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of the Company’s voting securities as of October 4, 2010 with respect to:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding Common Stock;
•	each of our directors and nominees;
•	the Company’s named executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares.  Each share of our Series B Preferred Stock is convertible into 100 shares of our Common Stock at the discretion of the holder.  Accordingly, a holder of one share of our Series B Preferred Stock is deemed to be the beneficial owner of one hundred shares of our Common Stock for purposes of the table below.  Shares of Common Stock underlying warrants or options currently exercisable or exercisable within sixty (60) days of the date of this Proxy Statement are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at October 4, 2010.  Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

As of October 4, 2010, the Company had 20,291,433 shares of Common Stock and 407,160 shares of Series B Preferred Stock issued and outstanding.  The address of each person listed is in the Company’s care, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, unless otherwise set forth below such person’s name.

	Common Stock		Series B Preferred Stock
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power

Executive Officers and Directors:
Lonnie D. Schnell (1)	1,725,000	7.9	--	--	2.8
Larry Dyne (2)	1,339,600	6.2	--	--	2.2
Mark Dyne (3)	1,100,667	5.4	--	--	1.8
James E. Reeder (4)	84,000	*	--	--	*
Mark Hughes	--	--	--	--	--
David Ellis	--	--	--		--
Michael Snyder	--	--	--	--	--

Directors and Executive Officers as a Group (7 persons) (5)	4,249,267	18.1	--	--	6.6

5% Stockholders:
CVC California, LLC (6) 525 Okeechobee Blvd., Suite 1050 West Palm Beach, Florida 33401	1,750,000	8.6	407,160	100	69.6

*	Less than 1%.
(1)	Consists of (i) 125,000 shares of Common Stock and (ii) 1,600,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable.
(2)	Consists of (i) 129,600 shares of Common Stock and (ii) 1,210,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable.
(3)	Consists of (i) 835,667 shares of Common Stock and (ii) 265,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable.
(4)
Consists of (i) 34,000 shares of Common Stock and (ii) 50,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(5)
Consists of (i) 1,124,267 shares of Common Stock and (ii) 3,125,000 shares of Common Stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(6)
Consists of (i) 1,750,000 shares of Common Stock, and (ii) 407,160 shares of Series B Preferred Stock, convertible into 40,716,000 shares of Common Stock.  Excludes shares of Common Stock beneficially owned by Lonnie D. Schnell and Larry Dyne, which shares are the subject of a limited voting agreement with this stockholder and with respect to which this stockholder has been granted a limited proxy to vote such shares, in each case with respect to certain fundamental transaction involving the Company.

The information as to shares beneficially owned has been individually furnished by the Company’s respective directors, nominee for director, named executive officers, and the Company’s other stockholders, or taken from documents filed with the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Commission.  Executive officers, directors and greater-than-ten percent stockholders are required by Commission regulations to furnish the Company with all Section 16(a) forms they file.  Based solely on the Company’s review of the copies of the forms received by the Company and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2009, all of the Company’s executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements, except that one Form 4, reporting one transaction, was filed late by James E. Reeder.

ITEM 2:  APPROVAL OF AMENDMENT TO THE TALON INTERNATIONAL, INC. 2008 STOCK INCENTIVE PLAN

The Board of Directors has approved an amendment (the “Amendment”) to the Talon International, Inc. 2008 Stock Incentive Plan (the “2008 Plan”) to increase the number of shares of Common Shares available for issuance under the 2008 Plan from 2,500,000 shares to 4,810,000 shares of Common Stock.  The Amendment is being submitted to the stockholders for approval at the Annual Meeting.

The Board of Directors unanimously approved the Amendment on July 29, 2010, in accordance with the Recapitalization Agreement and to ensure that a sufficient number of shares of Common Shares are available for issuance under the 2008 Plan.  At October 4, 2010, 332,500 shares of Common Stock remained available for grants of awards under the 2008 Plan.  The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company.  The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company.  In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to our current employees.  The increase in the number of shares of Common Stock available for awards under the 2008 Plan will enable the Company to continue to realize the benefits of granting stock-based compensation.

The 2008 Plan, as amended, is attached to this Proxy Statement as Appendix A.

The following summary briefly describes the principal features of the 2008 Plan and is qualified in its entirety by reference to the full text of the 2008 Plan.

Purpose.  The purpose of the 2008 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants in order to assist us and our subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in us, and by associating their interests with those of our stockholders.

Administration.  The 2008 Plan may be administered by the Board of Directors, or a committee appointed by the Board of Directors whose members serve at the pleasure of the Board. The 2008 Plan was administered by the compensation committee of the Board of Directors until its elimination on July 30, 2010.  The full Board of Directors currently administers the 2008 Plan. The party administering the 2008 Plan is referred to as the “administrator.”  Subject to the provisions of the 2008 Plan, the administrator has full and final authority to (1) select from among eligible directors, officers, employees and consultants, those persons to be granted awards under the 2008 Plan, (2) determine the type, size and terms of individual awards to be made to each person selected, (3) determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning awards, (4) amend the terms or conditions of any outstanding award, subject to applicable legal restrictions and to the consent of the other party to such award, (5) to determine the duration and purpose of leaves of absences which may be granted to holders of awards without constituting termination of their employment, (6) authorize any person to execute, on behalf of us, any instrument required to carry out the purposes of the 2008 Plan, (7) by resolution adopted by the Board, to authorize one or more of our officers to designate eligible employees to be recipients of awards and/or determine the number of such awards to be received by such employees, provided that the resolution so authorizing such officer or officers shall specify the total number of awards such officer or officers may award, and (8) make any and all other determinations which the administrator determines to be necessary or advisable in the administration of the 2008 Plan. The administrator has full power and authority to administer and interpret the 2008 Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the 2008 Plan and for the conduct of its business as the administrator deems necessary or advisable.

Eligibility.  Any person who is a director, officer, employee or consultant of ours or any of our subsidiaries (a “participant”), is eligible to be considered for the grant of awards under the 2008 Plan. No participant may receive awards representing more than 50% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 2008 Plan.

Types of Awards.  Awards authorized under the 2008 Plan may consist of options to purchase shares of our common stock or stock purchase rights. An award may consist of one such security, or a combination of both.

Consideration.  The common stock or other property underlying an award may be issued for any lawful consideration as determined by the administrator, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.  In addition, an award may permit the recipient to pay the purchase price of the common stock or other property or to pay such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of our capital stock or other property, or by reducing the number of shares of common stock or the amount of other property otherwise issuable pursuant to such award.

Termination of Awards.  All awards granted under the 2008 Plan expire ten years from the date of grant, or such shorter period as is determined by the administrator.  No option is exercisable by any person after such expiration.  If an award expires, terminates or is canceled, the shares of common stock not purchased thereunder shall again be available for issuance under the 2008 Plan.

Amendment and Termination of the 2008 Plan.  The Board of Directors may amend the 2008 Plan at any time, may suspend it from time to time.  At the time of such amendment, the Board of Directors shall determine, upon advice from counsel, whether such amendment will require stockholder approval.  However, no action by the Board of Directors or stockholders may unilaterally alter or impair any award previously granted under the 2008 Plan.  In any event, the 2008 Plan shall terminate ten years following the date it was initially adopted unless sooner terminated by action of the Board of Directors.

Effect of Section 16(b) of the Securities Exchange Act of 1934.  The acquisition and disposition of common stock by our officers, directors and more than 10% stockholders (“Insiders”) pursuant to awards granted to them under the 2008 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934 (“Section 16(b)”).  Pursuant to Section 16(b), a purchase of common stock by an Insider within six months before or after a sale of common stock by the Insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price.  Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares.  Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans.  The 2008 Plan is designed to comply with Rule 16b-3.

U.S. Tax Consequences

The following is a general discussion of the principal United States federal income tax consequences of “incentive stock options” within the meaning of Section 422 of the Code, “non statutory stock options” and restricted stock purchase rights, based upon the United States Internal Revenue Code, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time.  The 2008 Plan does not constitute a qualified retirement plan under Section 401(a) of the Internal Revenue Code (which generally covers trusts forming part of a stock bonus, pension or profit sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

Stock option grants under the 2008 Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the company.  Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price.  We will be entitled to a corresponding deduction on our income tax return.  A participant will not have any taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised.  The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option.  We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Purchases of restricted stock are also governed by Section 83 of the tax code to the extent the shares are subject to vesting, or a “substantial risk of forfeiture.”  Generally, no taxes are due when the shares are initially purchased or received pursuant to an award if the shares are unvested, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse less the amount of the purchase price paid for the shares (if any), and then usually at long-term capital gain (if such shares are held for more than a year) or short-term capital gain rates (if such shares are held for less than one year) when the shares are sold.  Recipients of unvested shares may elect under Section 83(b) of the tax code to pay tax (if any) upon receipt of the unvested shares rather than as the shares vest.

The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005.  Section 409A covers most programs that defer the receipt of compensation to a succeeding year.  It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A.  However, it does not affect our ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, non-qualified stock options that are not issued at a discount, and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock options if they are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, and there are not any features that defer the recognition of income beyond the exercise date.

As described above, awards granted under the 2008 Plan may qualify as “performance-based compensation” under Section 162(m) of the tax code.  To qualify, options and other awards must be granted under the 2008 Plan by a committee of the Board consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2008 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE TALON INTERNATIONAL, INC. 2008 STOCK INCENTIVE PLAN.

ITEM 3:       APPROVAL OF AMENDMENT TO THE TALON INTERNATIONAL, INC. CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS

Article VI of the Company's certificate of incorporation, as amended (the “Certificate of Incorporation”), provides for the classification of the Board of Directors into three classes, designated Class I, Class II and Class III with each class being elected every three years.  Pursuant to the Recapitalization Agreement, the Company agreed to seek stockholder approval of an amendment to the Certificate of Incorporation to eliminate the provisions requiring a classified Board of Directors, and to promptly file such amendment after obtaining stockholder approval.  Therefore, in accordance with the requirements of the Recapitalization Agreement, the Board of Directors has determined that the Certificate of Incorporation should be amended to repeal these provisions of Article VI and to make certain conforming changes as appropriate, and has unanimously adopted a resolution on September 23, 2010 approving the amendment to the Certificate of Incorporation, declaring its advisability and recommending such amendment to our stockholders.

If the proposed amendment is approved by our stockholders, the classified Board will be eliminated, the current term of office of each director, including the term of the director elected pursuant to Item 1 of this Proxy Statement, will end at the 2011 annual meeting of stockholders, and directors will thereafter be elected for one-year terms at each annual meeting of stockholders of the Company or as otherwise set forth in the Certificate of Incorporation.

A classified board of directors has the effect of making it more difficult for a substantial stockholder to gain control of a board of directors without the approval or cooperation of incumbent directors and therefore may deter unfriendly and unsolicited takeover proposals and proxy contests.  On the other hand, a classified board of directors makes it more difficult for stockholders to change a majority of directors even where a majority of stockholders are dissatisfied with the performance of incumbent directors.  Many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing these policies.

The Board of Directors examined the arguments for and against continuation of the classified Board and determined that the classified Board should be eliminated as required by the Recapitalization Agreement.

The proposed amendment will allow holders of shares of Common Stock and Series B Preferred Stock, as applicable, to review and express their opinions on the performance of the Common Stock Directors and the Series B Directors, as applicable, each year.

The text of the proposed amendment to the Company’s Certificate of Incorporation is attached to this Proxy Statement as Appendix B.

If approved by our stockholders, the amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE TALON INTERNATIONAL, INC. CERTIFICATE OF INCORPORATION.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2011 annual meeting of stockholders for inclusion in our Proxy Statement and Proxy form relating to such annual meeting must submit such proposal to us or our principal executive offices by June 24, 2011.  In addition, in the event a stockholder proposal is not received by us by September 7, 2011, the Proxy to be solicited by the Board of Directors for the 2011 annual meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2011 annual meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of our 2011 annual meeting is advanced or delayed more than 30 days from first anniversary of the date of the 2010 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2011 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2011 annual meeting.  Upon determination by us that the date of the 2011 annual meeting will be advanced or delayed by more than 30 days from the first anniversary of the date of the 2010 annual meeting, we will publicly disclose such change.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SingerLewak LLP, independent registered public accounting firm, was selected by the Board of Directors to serve as our independent registered public accounting firm of the Company for fiscal 2010.  Representatives of SingerLewak LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail.  The cost of solicitation by management will be borne by us.  We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners.  Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

OUR ANNUAL REPORT ON FORM 10-K WHICH HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2009, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JAMES REEDER, CHIEF ACCOUNTING OFFICER, TALON INTERNATIONAL, INC., 21900 BURBANK BOULEVARD, SUITE 270, WOODLAND HILLS, CALIFORNIA 91367.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Lonnie D. Schnell
Lonnie D. Schnell
Chief Executive Officer
TALON INTERNATIONAL, Inc.,
21900 Burbank Boulevard, Suite 270,
Woodland Hills, California 91367

October 4, 2010

APPENDIX A

AMENDED AND RESTATED
TALON INTERNATIONAL, INC.
2008 STOCK INCENTIVE PLAN

SECTION 1:  GENERAL PURPOSE OF PLAN

The name of this plan is the Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan (the “Plan”).  The purpose of the Plan is to enable Talon International, Inc., a Delaware corporation (the “Company”), and any Parent or any Subsidiary to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

SECTION 2:  DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” shall have the meaning as set forth in Section 3, hereof.

“Board” means the Board of Directors of the Company.

“Cause” means (i) failure by an Eligible Person to substantially perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) engaging in misconduct or a fiduciary breach which is or potentially is materially injurious to the Company or its stockholders; (iii) conviction or confession of a crime punishable by law (except minor violations); (iv) the commission of a crime against the Company which is or potentially is materially injurious to the Company; (v) disclosure of confidential information or trade secrets; or (vi) as otherwise provided in the Stock Option Agreement or Stock Purchase Agreement.  For purposes of this Plan, the existence of Cause shall be determined by the Administrator in its sole discretion.

“Change of Control” means: (i) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, or (ii) the acquisition of the Company by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Company are converted into cash, securities or other property of the acquiring entity or any of its subsidiaries or parent entities and which results in the holders of voting securities (excluding shares of the surviving entity held by holders of the capital stock of the Company acquired by means other than the exchange or conversion of the capital stock of the Company for shares of the surviving entity) of the Company immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially owning, directly or indirectly, less than a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets; provided, however that, in each case, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A of the Code would become payable under a Right by reason of a Change of Control, it shall become payable only if the event or circumstances constituting the Change of Control would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee of the Board designated by the Board to administer the Plan.

“Company” means Talon International, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

“Consultant” means a consultant or advisor who is a natural person and who provides bona fide services to the Company, a Parent or a Subsidiary; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Date of Grant” means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant or, if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

“Director” means a member of the Board.

“Disability” means Participant’s inability to perform the essential duties, responsibilities and functions of Participant’s position with the Company, a Parent or a Subsidiary for a continuous period of 180 days as a result of any mental or physical disability or incapacity, as determined under the definition of disability in the Company’s long-term disability plan so as to qualify Participant for benefits under the terms of that plan or as determined by the Administrator to the extent that no such plan is then in effect.  Participant shall cooperate in all respects with the Company if a question arises as to whether Participant has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialist selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Participant’s condition with the Company). Notwithstanding the foregoing, for purposes of determining the term of an ISO pursuant to Section 6.6 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3).  The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator.

“Eligible Person” means an Employee, Consultant or Director of the Company, any Parent or any Subsidiary.

“Employee” means any individual who is a common law employee (including officers) of the Company, a Parent or a Subsidiary.

“Exercise Price” shall have the meaning set forth in Section 6.3 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value of shares of Stock, determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons; provided, however, that Fair Market Value shall be determined consistent with the requirements of Section 409A of the Code.

“ISO” means a Stock Option intended to qualify as an “incentive stock option” as that term is defined in Section 422(b) of the Code.  Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a Non-Qualified Stock Option unless, as of the Date of Grant, it is expressly designated as an ISO.

“Non-Employee Director” means a member of the Board who is not an Employee of the Company, a Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act.

“Non-Qualified Stock Option” means a Stock Option not described in Section 422(b) of the Code.

“Optionee” means a Participant who is granted a Stock Option pursuant to the Plan.

“Outside Director” means a member of the Board who is an “outside director” as such term as used in Section 162(m) of the Code and the regulations promulgated thereunder.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means any Eligible Person selected by the Administrator, pursuant to the Administrator’s authority in Section 3, to receive grants of Rights.

“Plan” means this Amended and Restated Talon International, Inc. 2008 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

“Purchase Price” shall have the meaning set forth in Section 7.3.

“Purchase Right” means the right to purchase Stock granted pursuant to Section 7.

“Repurchase Right” shall have the meaning set forth in Section 8.7.

“Rights” means Stock Options and Purchase Rights.

“Service” means service as an Employee, Director or Consultant.

“Stock” means Common Stock, par value $0.001 per share, of the Company.

“Stock Option” or “Option” means an option to purchase shares of Stock granted pursuant to Section 6.

“Stock Option Agreement” shall have the meaning set forth in Section 6.1.

“Stock Purchase Agreement” shall have the meaning set forth in Section 7.1.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction.  In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity.  In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded.  Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

“Ten Percent Stockholder” means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424 of the Code, Stock constituting more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of any Parent or Subsidiary.

SECTION 3:  ADMINISTRATION

3.1        Administrator.  The Plan shall be administered by either (i) the Board or (ii) the Committee (the group that administers the Plan is referred to as the “Administrator”).

3.2        Powers in General.  The Administrator shall have the power and authority to grant to Eligible Persons, pursuant to the terms of the Plan, (i) Stock Options, (ii) Purchase Rights or (iii) any combination of the foregoing.

3.3        Specific Powers.  In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Rights are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Right; (vii) to determine whether each Stock Option is to be an ISO or a Non-Qualified Stock Option; (viii) to prescribe the terms and conditions of each Stock Option and Purchase Right, including, without limitation, the Exercise Price, Purchase Price and medium of payment, vesting provisions and repurchase provisions, and to specify the provisions of the Stock Option Agreement or Stock Purchase Agreement relating to such grant or sale; (ix) to amend any outstanding Rights for the purpose of modifying the time or manner of vesting, the Purchase Price or Exercise Price, as the case may be, subject to applicable legal restrictions and to the consent of the other party to such agreement; (x) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of their Service for purposes of the Plan; (xi) to make decisions with respect to outstanding Stock Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xii) by resolution adopted by the Board, to authorize one or more officers of the Company to do one or both of the following: (a) designate eligible officers and employees of the Company or any Parent or Subsidiary to be recipients of Rights and (b) determine the number of such Rights to be received by such officers and employees, provided that the resolution so authorizing such officer or officers shall specify the total number of Rights such officer or officers may award; and (xiii) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4        Decisions Final.  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

3.5        The Committee.  The Board shall, so long as the Company’s Stock is registered pursuant to Section 12 of the Exchange Act shall, delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board.  From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee.  The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the unanimous written consent of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board.  Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.  During any period of time during which the Company’s Stock is registered pursuant to Section 12 of the Exchange Act, all members of the Committee shall be Non-Employee Directors and Outside Directors.

SECTION 4:  STOCK SUBJECT TO THE PLAN

4.1        Stock Subject to the Plan.  Subject to adjustment as provided in Section 9, 4,810,000 shares of Common Stock shall be reserved and available for issuance under the Plan.  Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.2        Basic Limitation.  The maximum number of shares of Stock with respect to which Rights may be granted under the Plan to any Participant in any one calendar year shall be 50% of the total number of shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1.  The number of shares that are subject to Rights under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan.

4.3        Additional Shares.  In the event that any outstanding Right for any reason expires or is canceled or otherwise terminated, the shares allocable to the unexercised portion of such Right shall again be available for the purposes of the Plan.  In the event that shares issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, right of repurchase or right of first refusal, such shares shall again be available for the purposes of the Plan.

SECTION 5:  ELIGIBILITY

Eligible Persons who are selected by the Administrator shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; provided, however, that only Employees shall be eligible to be granted ISOs hereunder.

SECTION 6:  TERMS AND CONDITIONS OF OPTIONS

6.1        Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company (the “Stock Option Agreement”).  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Administrator deems appropriate for inclusion in a Stock Option Agreement.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

6.2        Number of Shares.  Each Stock Option Agreement shall specify the number of shares of Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9, hereof.  The Stock Option Agreement shall also specify whether the Option is an ISO or a Non-Qualified Stock Option.

6.3        Exercise Price. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the “Exercise Price”), which shall be not less than 100% of the Fair Market Value of the Stock on the Date of Grant; provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant. The Exercise Price shall be payable in a form described in Section 8 hereof.

6.4        Withholding Taxes.  As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise or with the disposition of shares acquired by exercising an Option.

6.5        Exercisability.  Each Stock Option Agreement shall specify the date when all or any installment of the Option becomes exercisable. Subject to the preceding sentence, the exercise provisions of any Stock Option Agreement shall be determined by the Administrator, in its sole discretion.

6.6        Term.  The Stock Option Agreement shall specify the term of the Option.  No Option shall be exercised after the expiration of 10 years after the date the Option is granted. In the case of an ISO granted to a Ten Percent Stockholder, the ISO shall not be exercised after the expiration of 5 years after the date the ISO is granted.  Unless otherwise provided in the Stock Option Agreement, no Option may be exercised more than (i) 90 days after the date the Optionee’s Service with the Company, its Parent or a Subsidiary terminates if such termination is for any reason other than death, Disability or Cause, (ii) one year after the date the Optionee’s Service with the Company, a Parent or a Subsidiary terminates if such termination is a result of death or Disability, and (iii) if the Optionee’s Service with the Company, a Parent or a Subsidiary terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination.  Except in the case of ISOs, the Administrator may, in its sole discretion, waive the accelerated expiration provided for in clauses (i) or (ii) above.  Outstanding Options that are not vested at the time of termination of employment for any reason other than for Cause shall expire at the close of business on the date of such termination.

6.7        Leaves of Absence.  For purposes of Section 6.6 above, to the extent required by applicable law, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence.  To the extent applicable law does not require such a leave to be deemed to continue Service while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent or Subsidiary for whom Optionee provides his or her services.

6.8        Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding Options (whether granted by the Company or another issuer) or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price.  Without limiting the foregoing, the Administrator may amend a previously granted Option to fully accelerate the exercise schedule of such Option (including without limitation, in connection with a Change of Control) and provide that upon the exercise of such Option, the Optionee shall receive shares of restricted Stock that are subject to repurchase by the Company at the Exercise Price paid for the Option with such Company’s right to repurchase at such price lapsing at the same rate as the exercise provisions set forth in Optionee’s Stock Option Agreement.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option; provided, however, a termination of the Option in which the Optionee receives a cash payment equal to the difference between the Fair Market Value and the Exercise Price for all shares subject to exercise under any outstanding Option shall not be deemed to impair any rights of the Optionee or increase the Optionee’s obligations under such Option. Unless the Administrator determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

SECTION 7:  TERMS AND CONDITIONS OF AWARDS OR SALES

7.1        Stock Purchase Agreement.  Each award or sale of shares of Stock under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Participant and the Company.  Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board deems appropriate for inclusion in a Stock Purchase Agreement.  The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

7.2        Duration of Offers. Unless otherwise provided in the Stock Purchase Agreement, any right to acquire shares of Stock under the Plan (other than an Option) shall automatically expire if not exercised by the Participant within 30 days after the grant of such right was communicated to the Participant by the Company.

7.3        Purchase Price. Each Stock Purchase Agreement shall state the price at which the Stock subject to such Stock Purchase Agreement may be purchased (the “Purchase Price”) or that no Purchase Price is required with respect to such Stock, which shall be determined in the sole discretion of the Administrator. The Purchase Price shall be payable in a form described in Section 8.

7.4        Withholding Taxes.  As a condition to the purchase of shares, the Participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

SECTION 8:  PAYMENT; RESTRICTIONS

8.1        General Rule.  The entire Purchase Price or Exercise Price of shares issued under the Plan shall be payable in full by, as applicable, cash or check for an amount equal to the aggregate Purchase Price or Exercise Price for the number of shares being purchased, or in the discretion of the Administrator, upon such terms as the Administrator shall approve, (i) in the case of an Option, by a copy of instructions to a broker directing such broker to sell the Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “cashless exercise”), (ii) in the case of an Option or Purchase Right, by paying all or a portion of the Exercise Price or Purchase Price for the number of shares being purchased by tendering Stock owned by the Participant, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price or Purchase Price of the number of shares of Stock with respect to which such Right or portion thereof is thereby exercised (a “stock-for-stock exercise”) or (iii) by a stock-for-stock exercise by means of attestation whereby the Participant identifies for delivery specific shares of Stock already owned by the Participant and receives a number of shares of Stock equal to the difference between the shares of Stock thereby exercised and the identified attestation shares of Stock (an “attestation exercise”).

8.2        Withholding Payment.  The Purchase Price or Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any Parent or Subsidiary as a result of the exercise of a Right.  The Participant may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) cashless exercise or attestation exercise; (ii) stock-for-stock exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee (“Stock Withholding”); or (iv) a combination of one or more of the foregoing payment methods.  Any shares issued pursuant to the exercise of a Right and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan.  The Fair Market Value of the number of shares subject to Stock Withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

8.3        Services Rendered.  At the discretion of the Administrator, shares of Stock may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

8.4        Promissory Note.  To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, in the discretion of the Administrator, upon such terms as the Administrator shall approve, all or a portion of the Exercise Price or Purchase Price (as the case may be) of shares issued under the Plan may be paid with a full-recourse promissory note; provided, however, that payment of any portion of the Exercise Price or Purchase Price by promissory note shall not be permitted where such loan would be prohibited by applicable laws, regulations and rules of the Securities and Exchange Commission and any other governmental agency having jurisdiction.  However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents.  The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon.  The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code.  Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

8.5        Exercise/Pledge.  To the extent that a Stock Option Agreement or Stock Purchase Agreement so allows and if Stock is publicly traded, in the discretion of the Administrator, upon such terms as the Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Administrator) of an irrevocable direction to pledge shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price or Purchase Price and any withholding taxes.

8.6        Written Notice.  The Participant shall deliver a written notice to the Administrator requesting that the Company direct the transfer agent to issue to the Participant (or to his designee) a certificate for the number of shares of Stock being exercised or purchased or, in the case of a cashless exercise or Stock Withholding exercise, for any shares that were not sold in the cashless exercise or withheld.

8.7        Repurchase Rights.  Each Stock Purchase Agreement and Stock Option Agreement may provide that the Company shall have a right to repurchase unvested shares of Stock acquired by a Participant upon exercise of such Participant’s Rights as provided in this Section 8.7.  Following termination of the Participant’s Service the Company’s repurchase right shall be exercisable at a price equal to the Purchase Price or Exercise Price, as the case may be, of the unvested Stock. Unless otherwise provided in the Stock Option Agreement or Stock Purchase Agreement, the Company’s repurchase right may be exercised within 90 days after the termination of the Participant’s Service (or in the case of Stock issued upon exercise of an Option or purchased under a Stock Purchase Agreement, in either case after the date of termination, within 7 months after the date of the exercise or Stock purchase, whichever is applicable) for cash or for cancellation of indebtedness incurred in purchasing the shares.

8.8        Transferability.  Except as provided herein, a Participant may not assign, sell or transfer Rights, in whole or in part, other than by will or by operation of the laws of descent and distribution.  The Administrator, in its sole discretion may permit the transfer of a Non-Qualified Stock Option (but not an ISO or Stock Purchase Right).  A transfer permitted under this Section 8.8 hereof may be made only upon written notice to and approval thereof by the Administrator.  A Permitted Transferee may not further assign, sell or transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution.  A Permitted Transferee shall agree in writing to be bound by the provisions of this Plan and the applicable Stock Option Agreement.

SECTION 9:  ADJUSTMENTS

9.1        Effect of Certain Changes.

   9.1.1           Stock Dividends, Splits, Etc.  If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares of Stock available for Rights, (ii) the number of shares of Stock covered by outstanding Rights, (iii) the Exercise Price or Purchase Price of any Stock Option or Purchase Right and (iv) the limit set forth in Section 4.2, in effect prior to such change, shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

   9.1.2           Liquidation, Dissolution, Merger or Consolidation.  In the event of a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or the transfer of more than 80% of the then outstanding voting stock of the Company to another person or entity, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation of outstanding Rights by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Rights by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of rights with substantially the same terms for such outstanding Rights; or (iv) the cancellation of such outstanding Rights without payment of any consideration, provided that if such Rights would be canceled in accordance with the foregoing, the Participant shall have the right, exercisable during a reasonable period prior to such merger, consolidation or other transaction, to exercise the vested portion of such Rights in whole or in part, or, if provided for by the Administrator using its sole discretion in a notice of cancellation, to exercise such Rights in whole or in part without regard to any vesting provisions in the Rights agreement, in either case contingent upon the closing of the such merger, consolidation or other transaction.

   9.1.3           Further Adjustments.  Subject to Section 9.1.2, the Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or Change of Control, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Rights. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Rights so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Administrator may take such action before or after granting Rights to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or Change of Control that is the reason for such action.  Unless the Administrator determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

   9.1.4           Par Value Changes.  In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be “Stock” within the meaning of the Plan.

9.2        Decision of Administrator Final.  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive; provided, however, that each ISO granted pursuant to the Plan shall not be adjusted in a manner that causes such Stock Option to fail to continue to qualify as an ISO without the prior consent of the Optionee thereof.

9.3        No Other Rights.  Except as hereinbefore expressly provided in this Section 9, no Participant shall have any rights by reason of any subdivision or consolidation of shares of Company stock or the payment of any dividend or any other increase or decrease in the number of shares of Company stock of any class or by reason of any of the events described in Section 9.1, above, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and, except as provided in this Section 9, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights.  The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

SECTION 10:  AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Plan at any time and for any reason.  At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on or require stockholder approval.

SECTION 11:  GENERAL PROVISIONS

11.1      General Restrictions.

   11.1.1         Legends.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

   11.1.2         No Rights as Stockholder.  Except as specifically provided in this Plan, a Participant or a transferee of a Right shall have no rights as a stockholder with respect to any Stock covered by the Rights until the date of the issuance to him or her of such shares of Stock, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such shares are issued, except as provided in Section 9.1, hereof.

11.2      Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

11.3      Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of the shares of Stock acquired upon exercise of an ISO within two years from the date of grant of such ISO or within one year after the exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Stock.

11.4      Regulatory Matters.  Each Stock Option Agreement and Stock Purchase Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (ii) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Board or Committee may require.

11.5      Recapitalizations.  Each Stock Option Agreement and Stock Purchase Agreement shall contain provisions required to reflect the provisions of Section 9.

11.6      Delivery.  Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter.  Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

11.7      Other Provisions.  The Stock Option Agreements and Stock Purchase Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Rights, as the Administrator may deem advisable.

11.8      Section 409A.  Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such awards shall be construed accordingly.  Granted rights may be modified at any time, in the Administrator’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

SECTION 12:  INFORMATION TO PARTICIPANTS

To the extent necessary to comply with California law or other applicable securities laws, the Company each year shall furnish to Participants its balance sheet and income statement.

SECTION 13:  EFFECTIVE DATE OF PLAN

The effective date of this Plan is May 13, 2008.  The adoption of the Plan is subject to approval by the Company’s stockholders, which approval must be obtained within twelve (12) months from the date the Plan is adopted by the Board.  In the event that the stockholders fail to approve the Plan in the manner described in the previous sentence, any grants of Options or sales or awards of shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan.

SECTION 14:  TERM OF PLAN

The Plan shall terminate automatically on May 13, 2018.  No Right shall be granted pursuant to the Plan after such date, but Rights theretofore granted may extend beyond that date.  The Plan may be terminated on any earlier date pursuant to Section 10 hereof.

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TALON INTERNATIONAL, INC.

The undersigned, Lonnie D. Schnell, Chief Executive Officer of Talon International, Inc. (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify pursuant to Section 103 of the GCL as to the following:

1.        The name of the Corporation is Talon International, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 30, 1997 under the name Tag-It Pacific, Inc.

2.        The Board of Directors of the Corporation, pursuant to Section 242 of the GCL, adopted the following resolutions:

RESOLVED, that ARTICLE VI of the Certificate of Incorporation is amended to read in its entirety as follows:

“Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, at each annual meeting of stockholders, all directors of the Corporation shall be elected for a one-year term.  A director shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any vacancy on the Board of Directors, however resulting, shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and not by the stockholders.  Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders, and until his or her successor shall be duly elected and shall qualify, unless sooner displaced.

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, for cause only, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of the directors, considered for purposes of this Article VI as one class.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to the second paragraph of Article IV applicable thereto.”

3.        Pursuant to resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the GCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the 4th day of October, 2010.

Lonnie D. Schnell
Chief Executive Officer

B-1

TALON INTERNATIONAL, INC.
PROXY FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of TALON INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Lonnie D. Schnell and Mark Dyne, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on November 19, 2010, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL ITEMS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Item 1.	To elect the following nominee as a Class I director:

Lonnie D. Schnell

☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

_______________________________________________________________________________

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that the above nominee is unable or unwilling to serve.

Item 2.
To approve an amendment to the Talon International, Inc. 2008 Stock Incentive Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the plan from 2,500,000 to 4,810,000 shares of Common Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 3.	To approve an amendment to the Talon International, Inc. certificate of incorporation to eliminate the classification of the Board of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof.  With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS.  IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated November 19, 2010 and the accompanying Proxy Statement relating to the Annual Meeting.

Dated: October 4, 2010

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE